                                                                       EXHIBIT 5


                                                                  EXECUTION COPY





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                            ADVANTA NATIONAL BANK USA
                               Seller and Servicer

                              ADVANTA NATIONAL BANK
                                     Seller

                                       and

                              BANKERS TRUST COMPANY
                                     Trustee

                on behalf of the Series 1996-E Certificateholders


                            SERIES 1996-E SUPPLEMENT
                          Dated as of November 1, 1996

                                       to

              AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT
                          Dated as of December 1, 1993,
                     as Amended and Restated on May 23, 1994


                       ADVANTA CREDIT CARD MASTER TRUST II
                                  SERIES 1996-E





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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                   Creation of the Series 1996-E Certificates

Section 1.1.  Designation................................................     1


                                  ARTICLE II

                                  Definitions

Section 2.1.  Definitions................................................     2


                                  ARTICLE III

                             Servicer and Trustee

Section 3.1.  Servicing Compensation.....................................    19


                                  ARTICLE IV

       Rights of Series 1996-E Certificateholders and Collateral Interest
              Holder and Allocation and Application of Collections

Section 4.1.  Collections and Allocations................................    20
Section 4.2.  Determination of Monthly Interest..........................    23
Section 4.3.  Determination of Monthly Principal.........................    25
Section 4.4.  Required Amount............................................    26
Section 4.5.  Application of Class A Available Funds, Class B Available
              Funds, Collateral Available Funds, Available Investor
              Principal Collections and Collateral Principal Collections.    28
Section 4.6.  Default Amounts; Investor Charge-Offs......................    30
Section 4.7.  Excess Spread; Excess Finance Charges......................    32
Section 4.8.  Reallocated Principal Collections..........................    34
Section 4.9.  Excess Finance Charges.....................................    34
Section 4.10. Shared Principal Collections...............................    35
Section 4.11. Determination of LIBOR.....................................    35
Section 4.12. Cash Collateral Account....................................    36
Section 4.13. Principal Funding Account..................................    37


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                                                                            Page
                                                                            ----
Section 4.14. Class A Accumulation Period................................    38
Section 4.15. Reserve Account............................................    39
Section 4.16. Pre-Funding Account........................................    41
Section 4.17. Increases in Invested Amount...............................    42


                                    ARTICLE V

          Distributions and Reports to Series 1996-E Certificateholders

Section 5.1.  Distributions..............................................    43
Section 5.2.  Certificates and Statements................................    44


                                   ARTICLE VI

                          Series 1996-E Pay Out Events

Section 6.1.  Series 1996-E Pay Out Events...............................    44


                                   ARTICLE VII

                     Optional Repurchase; Series Termination

Section 7.1.  Optional Repurchase........................................    46
Section 7.2.  Series Termination.........................................    46


                                  ARTICLE VIII

                               Final Distributions

Section 8.1.  Sale of Receivables or Certificateholders' Interest
              Pursuant to Section 2.06 or 10.01 of the Agreement.........    47
Section 8.2.  Distribution of Proceeds of Sale, Disposition or
              Liquidation of the Receivables Pursuant to Section 9.02 of
              the Agreement..............................................    48
Section 8.3.  Instructions Pursuant to Section 9.02(a) of the Agreement..    50


                                   ARTICLE IX

                                  Certificates


                                       ii
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                                                                            Page
                                                                            ----
Section 9.1.  Book-Entry Certificates....................................    50

                                    ARTICLE X

                            Miscellaneous Provisions

Section 10.1. Certain Matters Regarding the Collateral Interest Holder...    50
Section 10.2. Ratification of Agreement..................................    50
Section 10.3. Counterparts...............................................    50
Section 10.4. Governing Law..............................................    50
Section 10.5. Notices....................................................    51
Section 10.6. Amendments.................................................    51


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            SERIES 1996-E SUPPLEMENT, dated as of November 1, 1996 (the
"Supplement"), among ADVANTA NATIONAL BANK USA, a national banking association, as Seller and Servicer, ADVANTA NATIONAL BANK, a national banking association, as Seller, and BANKERS TRUST COMPANY, a New York banking corporation, as Trustee.

            Pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of December 1, 1993, as Amended and Restated on May 23, 1994 (as amended and supplemented, including by the terms of this Supplement, the "Agreement"), among Advanta National Bank USA (formerly known as Colonial National Bank USA) ("AUS"), as a Seller and Servicer, and the Trustee, the Sellers have created ADVANTA Credit Card Master Trust II (the "Trust"). Section
6.03 of the Agreement provides that the Sellers may from time to time direct the Trustee to authenticate one or more new Series of Investor Certificates representing fractional undivided interests in the Trust. The Principal Terms of any new Series are to be set forth in a Supplement to the Agreement.

            Pursuant to this Supplement, the Sellers and the Trustee shall create a new Series of Investor Certificates and specify the Principal Terms thereof.


                                    ARTICLE I

                   Creation of the Series 1996-E Certificates

            (a) There is hereby created a Series of Investor Certificates to be issued pursuant to the Agreement and this Supplement to be known as "ADVANTA Credit Card Master Trust II, Series 1996-E." The Series 1996-E Certificates shall be issued in two Classes. The first Class shall be known as the "Class A Floating Rate Asset Backed Certificates, Series 1996-E" and the second Class shall be known as the "Class B Floating Rate Asset Backed Certificates, Series 1996-E." In addition, there is hereby created a third Class of interests in the Trust which, except as expressly provided herein, shall be deemed to be "Investor Certificates" for all purposes under the Agreement and this Supplement and shall be in uncertificated form and which shall be known as the "Collateral Interest, Series 1996-E." Solely for the purposes of Section 9.02(a) of the Agreement, the holders of interests in the Collateral Interest, the Cash Collateral Account and the Yield Supplement Account shall each be deemed to be a separate Class. The Collateral Interest Holder shall be the Series Enhancer for Series 1996-E. Notwithstanding anything to the contrary in the Agreement, the institution making the initial deposit to the Cash Collateral Account shall not be deemed to be a Series Enhancer for Series 1996-E.

            (b) Series 1996-E shall be included in Group One. Series 1996-E shall be a Principal Sharing Series with respect to Group One only. Series 1996-E shall not be subordinated to any other Series. Notwithstanding any provision in the Agreement or in this Supplement to the contrary, the first Distribution Date with respect to Series 1996-E shall be the December 1996 Distribution Date, and references herein to the Monthly Period relating to the December 1996 Distribution Date shall mean the period from the Closing Date through the end of November 1996.

            (c) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Supplement shall govern.

            (d) The Collateral Interest Holder, as holder of an "Investor Certificate" under the Agreement, shall be entitled to the benefits of the Agreement and this Supplement. Notwithstanding the foregoing, except as expressly provided herein, the provisions of Article VI and Article XII of the Agreement relating to the registration, authentication, delivery, presentation, cancellation and surrender of Registered Certificates and clauses (a) and (c) of the definition of "Tax Opinion" in Section 1.01 of the Agreement shall not be applicable to the Collateral Interest.


                                   ARTICLE II

                                   Definitions

            Section 2.1.  Definitions.

            (e) Whenever used in this Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and the masculine as well as the feminine and neuter genders of such terms.

            "Accumulation Date" shall mean the close of business on January 31, 2001.

            "Accumulation Period" shall mean the Class A Accumulation Period and the Class B Accumulation Period.

            "Additional Interest" shall mean, at any time of determination, the Class A Additional Interest, the Class B Additional Interest and the Collateral Additional Interest.

            "Assignment No. 22" shall mean Assignment No. 22 of Receivables in Additional Accounts dated as of September 1, 1996 by and between the Sellers, the Servicer and the Trustee.

            "AUS" shall mean Advanta National Bank USA, a national banking association formerly known as Colonial National Bank USA.

            "Available Cash Collateral Amount" shall mean, with respect to any Distribution Date, the lesser of (a) the amount on deposit in the Cash Collateral Account on such date (before giving effect to any deposit to, or withdrawal from, the Cash Collateral Account to be made with respect to such date) and (b) the lesser of the Required Enhancement Amount and the Invested Amount as of such date.

            "Available Enhancement Amount" shall mean, for any date of determination, the sum of (a) the Collateral Investor Amount and (b) the aggregate amount of funds on deposit in the Cash Collateral Account, in each case on such date.

            "Available Investor Principal Collections" shall mean, with respect to any Monthly Period, an amount equal to the sum of (a) (i) an amount equal to the Investor Principal Collections minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period which pursuant to
Section 4.8(a) are required to fund any deficiency in the amount to be distributed pursuant to Sections 4.5(a)(i), (ii) and (iii) for the related Distribution Date (excluding Reallocated Principal Collections that have resulted in a reduction of the Collateral Invested Amount pursuant to Section 4.6(c)), plus (b) any Shared Principal Collections with respect to other Series in Group One that are allocated to Series 1996-E in accordance with Section 4.04 of the Agreement and Section 4.10 hereof, plus (c) any other amounts which pursuant to subsection 4.5(a)(iii) (including any amounts allocated with respect thereto pursuant to subsection 4.7(a)) and Sections 4.7(b), (d) and (e) hereof are to be treated as Available Investor Principal Collections with respect to the related Distribution Date, plus (d) the excess, if any, of Collateral Principal Collections over Collateral Monthly Principal with respect to the related Distribution Date.

            "Average Principal Balance" shall mean, for any Monthly Period in which an Addition Date occurs, the weighted average of the sum of the Principal Receivables in the Trust and the principal amount on deposit in the Excess Funding Account at the end of the day on the last day of the prior Monthly Period and the sum of the Principal Receivables in the Trust and the principal amount on deposit in the Excess Funding Account at the end of the day on the related Addition Date, weighted, respectively, by a fraction, the numerator of which is the number of days from and including the first day of such Monthly Period, to but excluding the related Addition Date, and the denominator of which is the number of days in such Monthly Period, and by a fraction, the numerator of which is the number of days from and including the related Addition Date to and including the last day of such Monthly Period, and the denominator of which is the number of days in such Monthly Period.

            "Base Rate" shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of the Class A Monthly Interest, the Class B Monthly Interest, the Collateral Monthly Interest and the Monthly Servicing Fee with respect to the related Distribution Date and the denominator of which is the Investor Amount as of the last day of the preceding Monthly Period; provided, however, if the Rating Agency Condition is satisfied with respect thereto, for purposes of determining the Base Rate, the Monthly Servicing Fee shall be replaced with an amount equal to one-twelfth the product of (i) the Net Servicing Fee Rate and
(ii) the Servicing Base Amount.

            "Cash Collateral Account" shall have the meaning specified in
Section 4.12(a).

            "Cash Collateral Account Investments" shall mean Eligible
Investments.


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
            "Cash Enhancement Surplus" shall mean, as of any date of determination, the excess, if any, of (a) the amount on deposit in the Cash Collateral Account over (b) the Required Cash Collateral Amount. Any Cash Enhancement Surplus shall be applied in accordance with the Loan Agreement.

            "Class A Accumulation Period" shall mean, unless a Pay Out Event with respect to Series 1996-E shall have occurred prior thereto, the period commencing on the Accumulation Date or such later date as is determined in accordance with Section 4.14 and ending on the first to occur of (a) the commencement of the Rapid Amortization Period, (b) the payment in full to the Class A Certificateholders of the Class A Investor Amount or (c) the Series Termination Date.

            "Class A Accumulation Period Length" shall have the meaning specified in Section 4.14.

            "Class A Additional Interest" shall have the meaning specified in subsection 4.2(a).

            "Class A Available Funds" shall mean, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Percentage of the Collections of Finance Charge Receivables allocated to the Series 1996-E Certificates (including any investment earnings on amounts on deposit in the Pre-Funding Account and any other amounts that are to be treated as Collections of Finance Charge Receivables in accordance with the Agreement), (b) the amount of Principal Funding Investment Proceeds, if any, with respect to such Distribution Date, (c) the amount of funds, if any, to be withdrawn from the Reserve Account which, pursuant to Section 4.15, are required to be included in Class A Available Funds with respect to such Distribution Date, less (d) the Class A Floating Percentage of Servicer Interchange.

            "Class A Certificate Rate" shall mean, for any Interest Period with respect to the Class A Certificates, a per annum rate equal to LIBOR as of the LIBOR Determination Date applicable to such Interest Period plus the Class A Certificate Rate Spread.

            "Class A Certificate Rate Spread" shall mean .10% per annum.

            "Class A Certificateholder" shall mean the Person in whose name a Class A Certificate is registered in the Certificate Register.

            "Class A Certificates" shall mean any one of the Certificates executed by the Sellers and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-1.

            "Class A Expected Final Distribution Date" shall mean the November 2001 Distribution Date.

            "Class A Floating Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Invested Amount as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the Invested Amount as of such day; provided, however, that with respect to the first Monthly Period, the Class A Floating Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Class A Initial Invested Amount and the denominator of which is the Initial Invested Amount.

            "Class A Initial Invested Amount" shall mean $389,250,000.

            "Class A Initial Investor Amount" shall mean the aggregate initial principal balance of the Class A Certificates, which is $432,500,000.

            "Class A Interest Shortfall" shall have the meaning specified in subsection 4.2(a).

            "Class A Invested Amount" shall mean, on any date of determination, an amount equal to (a) the Class A Initial Invested Amount, plus (b) the amount of any increases in the Class A Invested Amount during the Funding Period pursuant to Section 4.17 on or prior to such date, minus (c) the aggregate amount of principal payments (other than principal payments made from amounts on deposit in the Pre-Funding Account on the first Distribution Date following the end of the Funding Period) made to the Class A Certificateholders on or prior to such date, minus (d) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of Class A Investor Charge-Offs reimbursed pursuant to subsection 4.6(a) prior to such date minus (e) the Principal Funding Account Balance.

            "Class A Investor Amount" shall mean, on any date of determination, an amount equal to the sum of (a) the Class A Invested Amount, (b) the Class A Floating Percentage of the Pre-Funded Amount and (c) the Principal Funding Account Balance.

            "Class A Investor Charge-Off" shall have the meaning specified in subsection 4.6(a).

            "Class A Investor Default Amount" shall mean, with respect to each Distribution Date, an amount equal to the product of (i) the Investor Default Amount for the related Monthly Period and (ii) the Class A Floating Percentage for such Monthly Period.

            "Class A Monthly Interest" shall have the meaning specified in subsection 4.2(a).

            "Class A Monthly Principal" shall have the meaning specified in subsection 4.3(a).

            "Class A Penalty Rate" shall mean the sum of the Class A Certificate Rate and 2.0% per annum.

            "Class A Principal Percentage" shall mean, with respect to any Monthly Period (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount as of the last day of the immediately preceding Monthly Period and the denominator of which is the Invested Amount as of such day and (ii) during the Accumulation Period or the Rapid Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day; provided, however, that with respect to the first Monthly Period, the Class A Principal Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Class A Initial Invested Amount and the denominator of which is the Initial Invested Amount.

            "Class A Required Amount" shall have the meaning specified in
Section 4.4(a).

            "Class A Servicing Fee" shall have the meaning specified in Section 3.1.

            "Class B Accumulation Period" shall mean, unless a Pay Out Event with respect to Series 1996-E shall have occurred prior thereto, the period commencing on the first day of the Monthly Period immediately preceding the Class B Principal Commencement Date and ending on the first to occur thereafter of (a) the commencement of the Rapid Amortization Period, (b) the payment in full to the Class B Certificateholders of the Class B Invested Amount or (c) the Series Termination Date.

            "Class B Additional Interest" shall have the meaning specified in
Section 4.2(b).

            "Class B Available Funds" shall mean, with respect to any Monthly Period, an amount equal to the Class B Floating Percentage of the Collections of Finance Charge Receivables allocated to the Series 1996-E Certificates (including any investment earnings on amounts on deposit in the Pre-Funding Account and any other amounts that are to be treated as Collections of Finance Receivables in accordance with the Agreement), less the Class B Floating Percentage of Servicer Interchange.

            "Class B Certificate Rate" shall mean, for any Interest Period with respect to the Class B Certificates, a per annum rate equal to LIBOR as of the LIBOR Determination Date for such Interest Period plus the Class B Certificate Rate Spread.

            "Class B Certificate Rate Spread" shall mean .33% per annum.

            "Class B Certificateholder" shall mean the Person in whose name a Class B Certificate is registered in the Certificate Register.

            "Class B Certificates" shall mean any one of the Certificates executed by the Sellers and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-2.

            "Class B Expected Final Distribution Date" shall mean the December 2001 Distribution Date.

            "Class B Floating Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Invested Amount as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the Invested Amount as of such day; provided, however, that with respect to the first Monthly Period, the Class B Floating Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Class B Initial Invested Amount and the denominator of which is the Initial Invested Amount.

            "Class B Initial Invested Amount" shall mean $24,750,000.

            "Class B Initial Investor Amount" shall mean the aggregate initial principal balance of the Class B Certificates, which is $27,500,000.

            "Class B Interest Shortfall" shall have the meaning specified in
Section 4.2(b).

            "Class B Invested Amount" shall mean, on any date of determination, an amount equal to (a) the Class B Initial Invested Amount, plus (b) the amount of any increases in the Class B Invested Amount during the Funding Period pursuant to Section 4.17 on or prior to such date, minus (c) the aggregate amount of principal payments (other than principal payments made from amounts on deposit in the Pre-Funding Account on the first Distribution Date following the end of the Funding Period) made to the Class B Certificateholders prior to such date minus (d) the excess, if any, of the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursement of Class B Investor Charge-Offs pursuant to subsection 4.6(b) for all Distribution Dates preceding such date, minus (e) the amount of Reallocated Principal Collections allocated on all prior Distribution Dates pursuant to
Section 4.8(a) (excluding any Reallocated Principal Collections that have resulted in a reduction in the Collateral Invested Amount pursuant to Section 4.6(c)), minus (f) an amount equal to the amount by which the Class B Invested Amount has been reduced on all prior Distribution Dates pursuant to Section 4.6(a) and plus (g) the amount of Excess Spread and Excess Finance Charges allocated and available on all prior Distribution Dates pursuant to Section 4.7(e) for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (d), (e) and (f); provided, however, that the Class B Invested Amount may not be reduced below zero.

            "Class B Investor Amount" shall mean, for any date of determination, an amount equal to the sum of (a) the Class B Invested Amount and (b) the Class B Floating Percentage of the Pre-Funded Amount.

            "Class B Investor Charge-Off" shall have the meaning specified in
Section 4.6(b).

            "Class B Investor Default Amount" shall mean, with respect to each Distribution Date, an amount equal to the product of (i) the Investor Default Amount for the related Monthly Period and (ii) the Class B Floating Percentage for such Monthly Period.

            "Class B Monthly Interest" shall have the meaning specified in
Section 4.2(b).

            "Class B Monthly Principal" shall have the meaning specified in
Section 4.3(b).

            "Class B Penalty Rate" shall mean the sum of the Class B Certificate Rate and 2.0% per annum.

            "Class B Principal Commencement Date" shall mean the Distribution Date on which the Class A Investor Amount is paid in full or on which the Principal Funding Account Balance is equal to the Class A Investor Amount; provided, that if the Class A Investor Amount is paid in full on the Class A Expected Final Distribution Date and the Rapid Amortization Period has not commenced, the Class B Principal Commencement Date shall mean the Class B Expected Final Distribution Date.

            "Class B Principal Percentage" shall mean, with respect to any Monthly Period (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the immediately preceding Monthly Period and the denominator of which is the Invested Amount as of such day and
(ii) during the Accumulation Period or the Rapid Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day; provided, however, that with respect to the first Monthly Period, the Class B Principal Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Class B Initial Invested Amount and the denominator of which is the Initial Invested Amount.

            "Class B Required Amount" shall have the meaning specified in
Section 4.4(b).

            "Class B Servicing Fee" shall have the meaning specified in Section 3.1.

            "Closing Date" shall mean November 1, 1996.

            "Collateral Additional Interest" shall have the meaning specified in
Section 4.2(c).

            "Collateral Available Funds" shall mean, with respect to any Monthly Period, an amount equal to the Collateral Floating Percentage of the Collections of Finance Charge Receivables allocated to the Series 1996-E Certificates (including any investment earnings on amounts on deposit in the Pre-Funding Account and any other amounts that are to be treated as Collections of Finance Charge Receivables in accordance with the Agreement), less the Collateral Floating Percentage of Servicer Interchange.

            "Collateral Default Amount" shall mean, with respect to each Distribution Date, an amount equal to the product of (i) the Investor Default Amount for the related Monthly Period and (ii) the Collateral Floating Percentage for such Monthly Period.

            "Collateral Floating Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Invested Amount as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the Invested Amount as of such day; provided, however, that with respect to the first Monthly Period, the Collateral Floating Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Collateral Initial Invested Amount and the denominator of which is the Initial Invested Amount.

            "Collateral Initial Invested Amount" shall mean $36,000,000.

            "Collateral Initial Investor Amount" shall mean the aggregate initial principal balance of the Collateral Interest, which is $40,000,000.

            "Collateral Interest" shall mean a fractional undivided interest in the Trust which shall consist of the right to receive, to the extent necessary to make the required payments to the Collateral Interest Holder under this Supplement, the portion of Collections allocable thereto under the Agreement and this Supplement, funds on deposit in the Collection Account allocable thereto pursuant to the Agreement and this Supplement and, subject to the rights of the Investor Certificateholders with respect thereto, funds on deposit in the Pre-Funding Account.

            "Collateral Interest Holder" shall mean the entity so designated in the Loan Agreement.

            "Collateral Interest Shortfall" shall have the meaning specified in subsection 4.2(c).

            "Collateral Invested Amount" shall mean, for any date of determination, an amount equal to (a) the Collateral Initial Invested Amount, plus (b) the amount of any increases in the Collateral Invested Amount during the Funding Period pursuant to Section 4.17 on or prior to such date, minus (c) an amount equal to the amount by which the Collateral Invested Amount has been reduced on all prior Distribution Dates pursuant to Section 4.6, minus (d) the aggregate amount paid pursuant to subsections 4.5(e)(i), 4.5(f)(iii) and 4.5(g)(i) prior to such date, and plus (e) the aggregate amount of Excess Finance Charges and Excess Spread allocated and available on all prior Distribution Dates pursuant to Section 4.7(i) for the purpose of reimbursing amounts deducted pursuant to the foregoing clause (c); provided, however, that the Collateral Invested Amount may not be reduced below zero.

            "Collateral Investor Amount" shall mean, for any date of determination, an amount equal to the sum of (a) the Collateral Invested Amount and (b) the Collateral Floating Percentage of the Pre-Funded Amount.

            "Collateral Monthly Interest" shall have the meaning specified in
Section 4.2(c).

            "Collateral Monthly Principal" shall have the meaning specified in
Section 4.3(c).

            "Collateral Principal Collections" shall mean, with respect to any Monthly Period, an amount equal to (a) the Invested Principal Collections with respect to such Monthly Period, minus (b) the amount of Investor Principal Collections with respect to such date, plus (c) the amount, if any, of Excess Spread and Excess Finance Charges to be distributed pursuant to Sections 4.7(h) and (i) on the related Distribution Date and minus (d) the amount of Reallocated Principal Collections with respect to such Monthly Period which, pursuant to
Section 4.8, are required to fund any deficiency in the amounts to be distributed pursuant to Sections 4.5(a)(i), (ii) and (iii) and 4.5(b)(i) and
(ii) and Section 4.7(d) for the related Distribution Date (excluding Reallocated Principal Collections which have been allocated to reduce the Class B Invested Amount).

            "Collateral Principal Shortfall" shall mean, for any Distribution Date during the Accumulation Period or the Rapid Amortization Period, the excess of Collateral Monthly Principal for such Distribution Date over the amount of Collateral Principal Collections available on such date pursuant to Section 4.5(g).

            "Collateral Rate" shall mean the rate designated as such in the Loan Agreement; provided, that for purposes of this Supplement, the Collateral Rate shall not exceed LIBOR plus 1% per annum.

            "Collateral Servicing Fee" shall have the meaning specified in
Section 3.1.

            "Controlled Accumulation Amount" shall mean (a) for any Distribution Date with respect to the Class A Accumulation Period, the maximum Class A Invested Amount during the Revolving Period divided by nine; provided, however, that, if the Class A Accumulation Period is modified pursuant to Section 4.14,
(i) the Controlled Accumulation Amount for each Distribution Date with respect to the Class A Accumulation Period shall mean the amount determined in accordance with Section 4.14 on the date on which the Class A Accumulation Period has most recently been modified and (ii) the sum of the Controlled Accumulation Amounts for all Distribution Dates with respect to the modified Class A Accumulation Period shall not be less than the maximum Class A Invested Amount during the Revolving Period and (b) for any Distribution Date with respect to the Class B Accumulation Period, the maximum Class B Invested Amount during the Revolving Period.

            "Controlled Deposit Amount" shall mean, for any Distribution Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

            "Covered Amount" shall mean for any Distribution Date with respect to the Class A Accumulation Period or the first Special Payment Date, if such Special Payment Date occurs prior to the Class B Principal Commencement Date, an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, times (B) the Class A Certificate Rate and (ii) the Principal Funding Account Balance, if any, as of the preceding Distribution Date.

            "Deficit Controlled Accumulation Amount" shall mean (a) on the first Distribution Date with respect to the Class A Accumulation Period or the Class B Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal or Class B Monthly Principal, as the case may be, for such Distribution Date and (b) on each subsequent Distribution Date with respect to the Class A Accumulation Period or the Class B Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date over the amount distributed from the Collection Account as the case may be, for such subsequent Distribution Date.

            "Designated Maturity" shall mean, for any LIBOR Determination Date, one month; provided, that LIBOR for the initial Interest Period will be determined by straight-line interpolation (based on the actual number of days in the initial Interest Period) between the rates determined as described in
Section 4.11 for a Designated Maturity of one month and a Designated Maturity of two months.

            "Enhancement Investor Amount" shall mean the Collateral Invested Amount.

            "Enhancement Surplus" shall mean, with respect to any Distribution Date, the excess, if any, of (a) the amount on deposit in the Cash Collateral Account plus the Collateral Investor Amount over (b) the Required Enhancement Amount.

            "Excess Finance Charges" shall mean, with respect to Series 1996-E, amounts allocated pursuant to Section 4.05 of the Agreement to Series 1996-E.

            "Excess Spread" shall mean, with respect to any Distribution Date, the sum of the amounts, if any, specified pursuant to Sections 4.5(a)(iv), 4.5(b)(iii) and 4.5(c)(ii) with respect to such Distribution Date.

            "Finance Charge Shortfall" shall have the meaning specified in
Section 4.9.

            "Fitch" shall mean Fitch Investors Service, L.P., or its successors.

            "Floating Allocation Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount) and the denominator of which is the greater of (1) the sum of (x) the total amount of Principal Receivables in the Trust at the end of the day on such date (or with respect to the first Monthly Period, at the end of the day on the Closing Date) and (y) the principal amount on deposit in the Excess Funding Account as of the end of the day on such date and (2) the sum of the numerators used to calculate the Series Percentages (as such term is defined in the Agreement) with respect to Finance Charge Receivables or Defaulted Receivables, as applicable, for all Series of Certificates then outstanding; provided, however, that, with respect to any Monthly Period in which an Addition Date occurs and the Servicer need not make daily deposits of Collections into the Collection Account, the denominator in (x) above shall be the Average Principal Balance; provided further, however, that with respect to any Monthly Period in which an Addition Date occurs and the Servicer is required to make daily deposits of Collections into the Collection Account, the denominator in (x) above shall be (1) for the period from and including the first day of such Monthly Period to but excluding the related Addition Date, the aggregate amount of Principal Receivables in the Trust at the end of the day on the last day of the prior Monthly Period and (2) for the period from and including the related Addition Date to and including the last day of such Monthly Period, the aggregate amount of Principal Receivables in the Trust at the end of the day on the related Addition Date.

            "Funding Period" shall mean the period commencing on the Closing Date and ending upon the first to occur of (x) the commencement of the Rapid Amortization Period, (y) the date on which the Invested Amount shall first equal the Initial Investor Amount and (z) April 30, 1997.

            "Group One" shall mean Series 1994-B, Series 1994-D, Series 1995-A, Series 1995-C, Series 1995-D, Euro Series 1995-E, Series 1995-F, Series 1995-G, Series 1996-A, Series 1996-B, Series 1996-C, Series 1996-D, Series 1996-E and each other Series hereafter specified in the related Supplement to be included in Group One.

            "Initial Invested Amount" shall mean the sum of the Class A Initial Invested Amount, the Class B Initial Invested Amount and the Collateral Initial Invested Amount.

            "Initial Investor Amount" shall mean the sum of the Class A Initial Investor Amount, the Class B Initial Investor Amount and the Collateral Initial Investor Amount.

            "Initial Pre-Funded Amount" shall mean $50,000,000.

            "Initial Servicing Fee" shall have the meaning specified in Section 3.1.

            "Interchange" shall mean, with respect to Series 1996-E and with respect to each Distribution Date, an amount of Interchange (as defined in the Agreement) equal to one-twelfth of 1.25% of the outstanding balance of the Principal Receivables allocable to Series 1996-E on the last day of the preceding Monthly Period.

            "Interest Period" shall mean, with respect to any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date.

            "Invested Amount" shall mean, as of any date of determination, an amount equal to the sum of (a) the Class A Invested Amount as of such date, (b) the Class B Invested Amount as of such date and (c) the Collateral Invested Amount as of such date.

            "Invested Principal Collections" shall mean, with respect to any Monthly Period, an amount equal to the Principal Allocation Percentage of all Collections in respect of Principal Receivables received during such Monthly Period.

            "Investor Amount" shall mean, as of any date of determination, an amount equal to the sum of (a) the Invested Amount, (b) the Pre-Funded Amount and (c) the Principal Funding Account Balance.

            "Investor Charge-Offs" shall mean Class A Investor Charge-Offs and Class B Investor Charge-Offs.

            "Investor Default Amount" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) the Defaulted Amount for the related Monthly Period and (b) the Floating Allocation Percentage for such Monthly Period.

            "Investor Principal Collections" shall mean, with respect to any Monthly Period, an amount equal to the product of (i) Invested Principal Collections with respect to such Monthly Period and (ii) the sum of the Class A Principal Percentage and the Class B Principal Percentage with respect to such Monthly Period.

            "LIBOR" shall mean an interest rate per annum determined by the Trustee for each Interest Period in accordance with the provisions of Section 4.11.

            "LIBOR Determination Date" shall mean October 30, 1996 with respect to the period from the Closing Date through December 15, 1996; and, with respect to each Interest Period thereafter, the second London Business Day prior to every Distribution Date on which such Interest Period begins commencing with the December 1996 Distribution Date.

            "Loan Agreement" shall mean the Loan Agreement among the Sellers, the Servicer, the Trustee, the Collateral Interest Holder and Advanta Corp., dated the date hereof, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "London Business Day" shall mean a Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

            "Monthly Interest" means, with respect to any Distribution Date, the Class A Monthly Interest, the Class B Monthly Interest and Collateral Monthly Interest for such Distribution Date.

            "Monthly Servicing Fee" shall have the meaning specified in Section 3.1.

            "Net Portfolio Yield" shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to (a) an amount equal to the product obtained by multiplying the Floating Allocation Percentage with respect to such Monthly Period and the amount of collections of Finance Charge Receivables with respect to such Monthly Period (including any other amounts that are to be treated as Collections of Finance Charge Receivables in accordance with the Agreement) plus (b) any investment earnings on amounts on deposit in the Pre-Funding Account, plus (c) the amount of any Principal Funding Investment Proceeds for the related Distribution Date, plus (d) the amount of funds, if any, to be withdrawn from the Reserve Account which, pursuant to Section 4.15, are required to be included in Class A Available Funds with respect to such Distribution Date, minus (e) the Investor Default Amount for the Distribution Date with respect to such Monthly Period, and the denominator of which is the Investor Amount as of the last day of the preceding Monthly Period.

            "Net Servicing Fee Rate" shall mean (a) so long as AUS is the Servicer, 0.5% per annum, (b) if the Trustee is the Servicer, 1.0% per annum and
(c) if AUS or the Trustee is no longer the Servicer, 2.0% per annum.

            "Percentage Allocation" shall have the meaning specified in Section 4.1(b)(ii).

            "Pre-Funded Amount" shall mean, as of any date of determination, the amount on deposit in the Pre-Funding Account (net of all interest and other investment income).

            "Pre-Funding Account" shall have the meaning set forth in subsection 4.16(a).

            "Principal Allocation Percentage" shall mean, with respect to any Monthly Period:

            (f) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and the denominator of which is the greater of (i) the sum of (A) the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period and (B) the principal amount on deposit in the Excess Funding Account as of such last day (or, in the case of the first Monthly Period, the Closing Date) and (ii) the sum of the numerators used to calculate the Series Percentages applicable to Principal Receivables for all Series outstanding as of the date as to which such determination is being made;

            (g) during the Accumulation Period or the Rapid Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period and the denominator of which is the greater of (i) the sum of (A) the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period and (B) the principal amount on deposit in the Excess Funding Account as of such last day and (ii) the sum of the numerators used to calculate the Series Percentages applicable to Principal Receivables for all Series outstanding as of the date as to which such determination is being made;

provided however, that with respect to any Monthly Period in which an Addition Date occurs and the Servicer need not make daily deposits of Collections into the Collection Account, the amount in clause (i) of paragraphs (a) and (b) above shall be the Average Principal Balance; provided further, however, that with respect to any Monthly Period in which an Addition Date occurs and the Servicer is required to make daily deposits of Collections into the Collection Account, the amount in clause (i) of paragraphs (a) and (b) above shall be (1) for the period from and including the first day of such Monthly Period to but excluding the related Addition Date, the sum of (x) the aggregate amount of Principal Receivables in the Trust at the end of the day on the last day of the prior Monthly Period and (y) the principal amount on deposit in the Excess Funding Account as of such last day and (2) for the period from and including the related Addition Date to and including the last day of such Monthly Period, the sum of (x) the aggregate amount of Principal Receivables in the Trust at the end of the day on the related Addition Date and (y) the principal amount on deposit in the Excess Funding Account at the end of the day on the related Addition Date.

            "Principal Funding Account" shall have the meaning set forth in subsection 4.13(a)(i).

            "Principal Funding Account Balance" shall mean, with respect to any date of determination during the Accumulation Period, the principal amount, if any, on deposit in the Principal Funding Account on such date of determination.

            "Principal Funding Investment Proceeds" shall have the meaning specified in subsection 4.13(a)(ii).

            "Principal Shortfall" shall have the meaning specified in Section 4.10.

            "Rapid Amortization Period" shall mean, (a) if on the day on which a Trust Pay Out Event or a Series 1996-E Pay Out Event is deemed to have occurred the Servicer need not make daily deposits into or withdrawals from the Collection Account pursuant to Section 4.03(a) of the Agreement, the period commencing at the close of business on the Business Day immediately preceding the first day of the Monthly Period in which such Trust Pay Out Event or Series 1996-E Pay Out Event is deemed to have occurred or (b) otherwise, the period commencing at the close of business on the Business Day immediately preceding the day on which a Trust Pay Out Event or a Series 1996-E Pay Out Event is deemed to have occurred, and ending on the first to occur of (i) the payment in full to the Class A Certificateholders and the Class B Certificateholders of the Class A Investor Amount and the Class B Invested Amount, respectively, and the payment in full to the Collateral Interest Holder of the Collateral Invested Amount, if any, or (ii) the Series Termination Date.

            "Reallocated Principal Collections" shall mean, with respect to any Monthly Period, the product of (a) the Principal Allocation Percentage with respect to such Monthly Period, (b) the aggregate amount of Collections in respect of Principal Receivables for such Monthly Period and (c) the sum of the Class B Floating Percentage and the Collateral Floating Percentage with respect to such Monthly Period.

            "Reassignment Amount" shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (i) the Invested Amount on such Distribution Date, plus (ii) Monthly Interest for such Distribution Date and any Monthly Interest previously due but not distributed to the Series 1996-E Certificateholders or the Collateral Interest Holder on a prior Distribution Date, plus (iii) the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed to the Series 1996-E Certificateholders or the Collateral Interest Holder on a prior Distribution Date.

            "Reference Banks" shall mean Barclays Bank plc, National Westminster Bank PLC and Bankers Trust Company or such other major banks in the London interbank market selected by the Servicer from time to time.

            "Required Cash Collateral Amount" shall mean, with respect to any date of determination, the Required Enhancement Amount less the Collateral Investor Amount.

            "Required Draw Amount" shall have the meaning specified in Section 4.12(c).

            "Required Enhancement Amount" shall mean, with respect to any Distribution Date, the greater of (i) the product of (a) the sum of (I) the sum of the Class A Invested Amount and the Class A Floating Percentage of the Pre-Funded Amount and (II) the sum of the Class B Invested Amount and the Class B Floating Percentage of the Pre-Funded Amount, each as of such Distribution Date after taking into account all distributions made on such Distribution Date, minus the amount of funds on deposit in the Cash Collateral Account, after taking into account all deposits and withdrawals on such Distribution Date, and
(b) a fraction, the numerator of which is 10% and the denominator of which is the excess of 100% over 10% and (ii) the sum of (A) the product of (I) $500,000,000, (II) 1.0% and (III) a fraction the numerator of which is equal to the Available Cash Collateral Amount as of the immediately preceding Distribution Date and the denominator of which is the Total Enhancement for such Distribution Date and (B) the product of (I) $500,000,000 (II) 3.0% and (III) a fraction the numerator of which is equal to the Collateral Invested Amount as of the immediately preceding Distribution Date and the denominator of which is the Total Enhancement for such Distribution Date; provided, however, that (i) if there are any withdrawals from the Cash Collateral Account pursuant to Section 4.12(c) or any reductions in the Collateral Invested Amount pursuant to clause
(b) of the definition of such amount, or a Pay Out Event occurs with respect to Series 1996-E, then the Required Enhancement Amount for any Distribution Date shall equal the Required Enhancement Amount on the Distribution Date immediately preceding such reduction or Pay Out Event, (ii) in no event shall the Required Enhancement Amount exceed the sum of the Class A Invested Amount and the Class B Invested

Amount on any such date, and (iii) the Required Enhancement Amount may be reduced without the consent of the Series 1996-E Certificateholders or the Collateral Interest Holder, if the Sellers shall have received written notice from each Rating Agency (with a copy delivered to the Trustee) that such reduction will not result in the reduction or withdrawal of the then current rating of the Series 1996-E Certificates and each of the Sellers shall have delivered to the Trustee an Officer's Certificate to the effect that, based on the facts known to such officer at such time, in the reasonable belief of such Seller, such reduction will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 1996-E.

            "Required Reserve Account Amount" shall mean, with respect to any Distribution Date prior to the Reserve Account Funding Date, $0, and on or after the Reserve Account Funding Date, an amount equal to (a) the product of (i) .5% of the Class A Investor Amount as of the preceding Distribution Date (after giving effect to all changes therein on such date) and (ii) a fraction, the numerator of which is the number of Monthly Periods scheduled to be included in the Class A Accumulation Period as of such date and the denominator of which is nine (except that if such numerator is one, the Required Reserve Account Amount determined pursuant to this clause (a) shall be $0) or (b) any other amount designated by the Sellers, provided that, if such designation is of a lesser amount, the Sellers (i) shall have received written notice from each Rating Agency that such designation will not result in the reduction or withdrawal of the rating of the Series 1996-E Certificates and shall have delivered copies of each such written notice to the Servicer and the Trustee, and (ii) shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of such Seller, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event, to occur with respect to Series 1996-E.

            "Reserve Account" shall have the meaning specified in Section
4.15(a).

            "Reserve Account Funding Date" shall mean the Distribution Date with respect to the Monthly Period which commences three months prior to the Monthly Period in which, as of the related Determination Date, the Accumulation Period is scheduled to commence.

            "Reserve Account Surplus" shall mean, as of any date of determination, the amount, if any, by which the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount.

            "Reserve Draw Amount" shall have the meaning specified in Section 4.15(c).

            "Revolving Period" shall mean the period beginning on the Closing Date and ending on the earlier of (a) the close of business on the day preceding the commencement of the Accumulation Period and (b) the close of business on the day preceding the commencement of the Rapid Amortization Period.

            "Series Invested Amount" shall mean the Invested Amount.

            "Series Investor Amount" shall mean, as of any date of determination, an amount equal to the numerator of the Principal Allocation Percentage on such date.

            "Series 1996-E" shall mean the Series of Certificates, the terms of which are specified in this Supplement.

            "Series 1996-E Certificateholder" shall mean a Class A Certificateholder or a Class B Certificateholder.

            "Series 1996-E Certificate" shall mean a Class A Certificate or a Class B Certificate.

            "Series 1996-E Pay Out Event" shall have the meaning specified in
Section 6.1.

            "Series Percentage" shall mean with respect to Finance Charge Receivables and Defaulted Receivables, the Floating Allocation Percentage, and with respect to Principal Receivables, the Principal Allocation Percentage.

            "Series Termination Date" shall mean the earlier to occur of (i) the May 2004 Distribution Date and (ii) the termination of the Trust pursuant to
Section 12.01 of the Agreement.

            "Servicer Interchange" shall have the meaning specified in Section 3.1.

            "Servicing Base Amount" shall have the meaning specified in Section 3.1.

            "Servicing Fee Rate" shall mean 2.0%.

            "Special Payment Date" shall mean each Distribution Date with respect to the Rapid Amortization Period.

            "Subordinate Principal Collections" shall have the meaning specified in Section 4.1(a)(ii).

            "Telerate Page 3750" shall mean the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace such page on such service for the purpose of displaying comparable rates or prices).

            "Total Enhancement" shall mean, for purposes of determining the Required Enhancement Amount with respect to any Distribution Date, an amount equal to the sum of (i) the Available Cash Collateral Amount as of the immediately preceding Distribution Date, and (ii) the Collateral Investor Amount as of the immediately preceding Distribution Date.

            "Yield Supplement Account" shall have the meaning specified in Assignment No. 22.

            (b) Notwithstanding anything to the contrary in this Supplement or the Agreement, the term "Rating Agency" shall mean, whenever used in this Supplement or the Agreement with respect to Series 1996-E, Moody's, Standard & Poor's and Fitch; provided, however, that references to "Rating Agency" in the definition of "Eligible Investments" shall be deemed to not include Fitch to the extent that an investment is rated by Moody's and Standard & Poor's, but not by Fitch. Reference to rating categories of Moody's and Standard & Poor's in the Agreement shall be deemed to be references to the equivalent rating categories of Fitch.

            (h) All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Agreement.

            (i) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Supplement shall refer to this Supplement as a whole and not to any particular provision of this Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Supplement unless otherwise specified; and the term "including" means "including without limitation."


                                   ARTICLE III

                              Servicer and Trustee

            Section 3.1.  Servicing Compensation.

            The share of the Servicing Fee allocable to the Series 1996-E Certificateholders and the Collateral Interest Holder with respect to any Distribution Date (the "Monthly Servicing Fee"), shall be equal to one-twelfth the product of (i) the Servicing Fee Rate and (ii) the Invested Amount, if any, as of the last day of the Monthly Period preceding such Distribution Date (the amount calculated pursuant to this clause (ii) is referred to as the "Servicing Base Amount"); provided, however, with respect to the December 1996 Distribution Date, the Monthly Servicing Fee (the "Initial Servicing Fee") shall be $700,000.

            On each Transfer Date for which AUS or the Trustee is the Servicer, a portion of Interchange equal to one-twelfth of the product of (i) 1.0% and
(ii) the Servicing Base Amount with respect to the related Monthly Period that is on deposit in the Collection Account shall be withdrawn from the Collection Account and paid to the Servicer in payment of a portion of the Monthly Servicing Fee with respect to such Monthly Period ("Servicer Interchange"). Should the Servicer Interchange on deposit in the Collection Account on any Transfer Date with respect to the related Monthly Period be less than one-twelfth of 1.0% of the Servicing Base Amount as of the last day of such Monthly Period, the Monthly Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency of Servicer Interchange on deposit in the

Collection Account. The Servicer Interchange with respect to the first Transfer Date shall be equal to $350,000. The share of the Monthly Servicing Fee allocable to the Class A Certificateholders with respect to any Distribution Date (the "Class A Servicing Fee"), shall be equal to one-twelfth of the product of (a) the Class A Floating Percentage, (b) the Net Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, that with respect to the December 1996 Distribution Date, the Class A Servicing Fee shall be $151,375. The share of the Monthly Servicing Fee allocable to the Class B Certificateholders with respect to any Distribution Date (the "Class B Servicing Fee"), shall be equal to one-twelfth of the product of (a) the Class B Floating Percentage, (b) the Net Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, that with respect to the December 1996 Distribution Date, the Class B Servicing Fee shall be $9,625. The share of the Monthly Servicing Fee allocable to the Collateral Interest Holder with respect to any Distribution Date (the "Collateral Servicing Fee"), shall be equal to one-twelfth of the product of (a) the Collateral Floating Percentage, (b) the Net Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, that with respect to the December 1996 Distribution Date, the Collateral Servicing Fee shall be $14,000. The remainder of the Servicing Fee shall be paid by the Holders of the Seller Certificates or the Certificateholders of other Series (as provided in the related Supplements) and in no event shall the Trust, the Trustee, the Series 1996-E Certificateholders or the Collateral Interest Holder be liable for the share of the Servicing Fee to be paid by the Holders of the Seller Certificates or the Certificateholders of any other Series. The Class A Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof pursuant to Section 4.5(a)(ii), 4.7(a), 4.8(a) or 4.12(c); the Class B Servicing Fee shall be payable solely to the extent amounts are available for distribution in respect thereof pursuant to Section 4.5(b)(ii), 4.7(c), 4.8(b) or 4.12(c); and the Collateral Servicing Fee shall be payable solely to the extent amounts are available for distribution in respect thereof pursuant to Section 4.5(c)(i), 4.7(g) or 4.12(c).


                                   ARTICLE IV

       Rights of Series 1996-E Certificateholders and Collateral Interest
              Holder and Allocation and Application of Collections

            Section 4.1. Collections and Allocations. The Servicer will apply, or will instruct the Trustee to apply, all collections and other funds on deposit in the Collection Account that are allocated to the Series 1996-E Certificates and the Collateral Interest as follows:

            (j) Allocations During the Revolving Period. During the Revolving Period, the Servicer shall, on or prior to the close of business on the second Business Day following any Date of Processing, allocate the following amounts as set forth below:

                  (i) Allocate to the Series 1996-E Certificateholders and the
            Collateral Interest Holder the product of (x) the Floating Allocation Percentage on such Date of Processing and (y) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing, and of that allocation, deposit and retain in the Collection Account (A) prior to the LIBOR Determination Date occurring in such Monthly Period, an amount equal to the product of
            (v) the Floating Allocation Percentage on such Date of Processing and (w) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing and (B) on and after such LIBOR Determination Date, the difference between (1) Monthly Interest for the related Distribution Date (plus, if AUS is not the Servicer, the Monthly Servicing Fee for such Monthly Period) and (2) the amounts previously deposited in the Collection Account with respect to such Monthly Period pursuant to this subsection (a)(i);

                  (ii) Allocate to the Series 1996-E Certificateholders and the
            Collateral Interest Holder an amount equal to the product of (A) the Principal Allocation Percentage on such Date of Processing and (B) the aggregate amount of Collections of Principal Receivables on such Date of Processing and pay such amount to the Holders of the Seller Certificates; provided however, that the amount to be paid to the Holders of the Seller Certificates pursuant to this Section 4.1(a)(ii) on any Date of Processing shall be paid to such Holders only if the Seller Amount on such Date of Processing is greater than the Required Seller Amount (after giving effect to all Principal Receivables transferred to the Trust on such day and any amounts deposited in the Excess Funding Account on such day) and otherwise shall be deposited in the Excess Funding Account until the Seller Amount is greater than the Required Seller Amount and applied in accordance with Section 4.02 of the Agreement and the remainder shall be paid to the Holders of the Seller Certificates; provided further, however, that if the Total Enhancement is less than the Required Enhancement Amount, an amount equal to the sum of (x) the Collateral Floating Percentage of the product of the Principal Allocation Percentage and the aggregate amount of Collections of Principal Receivables and (y) the Class B Principal Percentage of the product of the Principal Allocation Percentage and the aggregate amount of Collections of Principal Receivables ("Subordinate Principal Collections") on each Date of Processing with respect to a Monthly Period shall be deposited and retained in the Collection Account during such Monthly Period.

            (k) Allocations During the Accumulation Period. During the Accumulation Period, the Servicer shall, prior to the close of business on the second Business Day following any Date of Processing, allocate the following amounts as set forth below:

                  (i) Allocate to the Series 1996-E Certificateholders and the
            Collateral Interest Holder and deposit and retain in the Collection Account an amount equal to the product of (A) the Floating Allocation Percentage on such Date of Processing and (B) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing.

                  (ii) Allocate to the Series 1996-E Certificateholders and the
            Collateral Interest Holder and deposit and retain in the Collection Account an amount equal to the product of (x) the Principal Allocation Percentage on such Date of Processing and (y) the aggregate amount of Collections of Principal Receivables on such Date of Processing (for any such date, a "Percentage Allocation"); provided, however, that if the sum of such Percentage Allocations with respect to the same Monthly Period exceeds the Controlled Deposit Amount for the related Distribution Date, then such excess shall not be treated as a Percentage Allocation and shall be paid to the Holders of the Seller Certificates only if the Seller Amount on such Date of Processing is greater than the Required Seller Amount (after giving effect to all Principal Receivables transferred to the Trust on such day and any amounts deposited in the Excess Funding Account on such day) and otherwise shall be deposited in the Excess Funding Account until the Seller Amount is greater than the Required Seller Amount and applied in accordance with Section 4.02 of the Agreement and the remainder shall be paid to the Holders of the Seller Certificates; provided further, however, that if the Total Enhancement is less than the Required Enhancement Amount, Subordinate Principal Collections with respect to each Monthly Period shall be retained in the Collection Account during such Monthly Period.

            (l) Allocations During the Rapid Amortization Period. During the Rapid Amortization Period, the Servicer shall, prior to the close of business on the second Business Day following any Date of Processing, allocate the following amounts as set forth below:

                  (i) Allocate to the Series 1996-E Certificateholders and the
            Collateral Interest Holder and deposit and retain in the Collection Account an amount equal to the product of (A) the Floating Allocation Percentage on such Date of Processing and (B) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing.

                  (ii) Allocate to the Series 1996-E Certificateholders and the
            Collateral Interest Holder and deposit and retain in the Collection Account an amount equal to the product of (A) the Principal Allocation Percentage on such Date of Processing and (B) the aggregate amount of Collections of Principal Receivables on such Date of Processing; provided, however, that after the date on which an amount of such Collections equal to the Investor Amount has been deposited into the Collection Account and allocated to the Series 1996-E Certificateholders and the Collateral Interest Holder, the amount determined in accordance with this subparagraph (ii) in excess thereof shall be paid to the Holders of the Seller Certificates only if the Seller Amount on such Date of Processing is greater than the Required Seller Amount (after giving effect to all Principal Receivables transferred to the Trust on such day and any amounts deposited in the Excess Funding Account on such day) and otherwise shall be deposited in the Excess Funding Account until the Seller Amount is greater than the Required Seller

            Amount and applied in accordance with Section 4.02 of the Agreement and the remainder shall be paid to the Holders of the Seller Certificates.

            (m) Notwithstanding anything to the contrary in this Section 4.1, if on any Date of Processing the aggregate amount of Principal Receivables is less than the sum of the Series Investor Amounts for all Series outstanding, all Collections of Principal Receivables on such date that are otherwise payable to the Holders of the Seller Certificates shall, unless such Collections are to be retained in the Collection Account, be deposited in the Excess Funding Account and applied in accordance with Section 4.02 of the Agreement.

            (n) Notwithstanding the foregoing, the Servicer need not make daily deposits of Collections into the Collection Account at any time when the requirements of Section 4.03 of the Agreement are satisfied.

            Section 4.2.  Determination of Monthly Interest.

            (o) The amount of monthly interest ("Class A Monthly Interest") distributable from the Collection Account with respect to the Class A Certificates on each Distribution Date shall be an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Class A Certificate Rate and (ii) the outstanding principal amount of the Class A Certificates as of the close of business on the preceding Record Date; provided, however, with respect to the December 1996 Distribution Date, Class A Monthly Interest shall be equal to the interest accrued on the Class A Initial Investor Amount at the applicable Class A Certificate Rate for the period from the Closing Date to but excluding December 16, 1996.

            On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess, if any (the "Class A Interest Shortfall"), of (x) the Class A Monthly Interest for such Distribution Date over (y) the aggregate amount of funds allocated and available to pay such Class A Monthly Interest on such Distribution Date (after giving effect to any withdrawal from the Cash Collateral Account with respect to such Distribution Date). If the Class A Interest Shortfall with respect to any Distribution Date is greater than zero, an additional amount ("Class A Additional Interest") equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, times (B) the Class A Penalty Rate and
(ii) such Class A Interest Shortfall (or the portion thereof which has not been paid to the Class A Certificateholders) shall be payable as provided herein with respect to the Class A Certificates on each Distribution Date following such Distribution Date to and including the Distribution Date on which such Class A Interest Shortfall is paid to the Class A Certificateholders. Notwithstanding anything to the contrary herein, Class A Additional Interest shall be payable or distributed to Class A Certificateholders only to the extent permitted by applicable law.

            (p) The amount of monthly interest ("Class B Monthly Interest") distributable from the Collection Account with respect to the Class B Certificates on each Distribution Date shall be an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Class B Certificate Rate and (ii) the outstanding principal amount of the Class B Certificates as of the close of business on the preceding Record Date; provided, however, with respect to the December 1996 Distribution Date, Class B Monthly Interest shall be equal to the interest accrued on the Class B Initial Investor Amount at the applicable Class B Certificate Rate for the period from the Closing Date to but excluding December 16, 1996.

            On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess, if any (the "Class B Interest Shortfall"), of (x) the Class B Monthly Interest for such Distribution Date over (y) the aggregate amount of funds allocated and available to pay such Class B Monthly Interest on such Distribution Date (after giving effect to any withdrawal from the Cash Collateral Account with respect to such Distribution Date). If the Class B Interest Shortfall with respect to any Distribution Date is greater than zero, an additional amount ("Class B Additional Interest") equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, times (B) the Class B Penalty Rate and (ii) such Class B Interest Shortfall (or the portion thereof which has not been paid to the Class B Certificateholders) shall be payable as provided herein with respect to the Class B Certificates on each Distribution Date following such Distribution Date to and including the Distribution Date on which such Class B Interest Shortfall is paid to the Class B Certificateholders. Notwithstanding anything to the contrary herein, Class B Additional Interest shall be payable or distributed to Class B Certificateholders only to the extent permitted by applicable law.

            (q) The amount of monthly interest ("Collateral Monthly Interest") distributable from the Collection Account with respect to the Collateral Interest on each Distribution Date shall be an amount equal to the product of
(i) (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Collateral Rate and (ii) the Collateral Investor Amount as of the close of business on the preceding Record Date; provided, however, with respect to the December 1996 Distribution Date, Collateral Monthly Interest shall be equal to the interest accrued on the Collateral Initial Investor Amount at the applicable Collateral Rate for the periods from the Closing Date to but excluding December 16, 1996.

            On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess, if any (the "Collateral Interest Shortfall"), of (x) the Collateral Monthly Interest for such Distribution Date over (y) the aggregate amount of funds allocated and available to pay such Collateral Monthly Interest on such Distribution Date pursuant to subsection 4.7(f) or pursuant to the Loan Agreement. If the Collateral Interest Shortfall with respect to any Distribution Date is greater than zero, an additional amount ("Collateral Additional Interest") equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, times (B) the Collateral Rate and (ii) such Collateral

Interest Shortfall (or the portion thereof which has not been paid to the Collateral Interest Holder) shall be payable as provided herein with respect to the Collateral Interest on each Distribution Date following such Distribution Date to and including the Distribution Date on which such Collateral Interest Shortfall is paid to the Collateral Interest Holder. Notwithstanding anything to the contrary herein, Collateral Additional Interest shall be payable or distributed to the Collateral Interest Holder only to the extent permitted by applicable law.

            Section 4.3.  Determination of Monthly Principal.

            (r) The amount of monthly principal ("Class A Monthly Principal") distributable from the Collection Account with respect to the Class A Certificates on each Distribution Date, beginning with the first Distribution Date with respect to the Accumulation Period or the Rapid Amortization Period, shall be equal to the least of (x) the Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (y) for each Distribution Date with respect to the Class A Accumulation Period (and on or prior to the Class A Expected Final Distribution Date), the Controlled Deposit Amount for such Distribution Date and (z) the Class A Invested Amount on such Distribution Date.

            (s) The amount of monthly principal ("Class B Monthly Principal") distributable from the Collection Account with respect to the Class B Certificates on each Distribution Date, beginning with the Class B Principal Commencement Date, shall be equal to the least of (x) the Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Distribution Date), (y) for each Distribution Date with respect to the Class B Accumulation Period on or prior to the Class B Expected Final Distribution Date, the Controlled Deposit Amount for such Distribution Date and (z) the Class B Invested Amount on such Distribution Date.

            (t) The amount, if any, of monthly principal ("Collateral Monthly Principal") distributable with respect to the Collateral Invested Amount on each Distribution Date shall equal the following amounts:

                  (i) on any Distribution Date prior to the Distribution Date on which the Class B Invested Amount is paid in full, shall be an amount equal to the lesser of (A) (x) Collateral Principal Collections with respect to such Distribution Date plus (y) Available Investor Principal Collections (not including any amounts specified in clause (d) of the definition of "Available Investor Principal Collections") not applied to Class A Monthly Principal or Class B Monthly Principal on such Distribution Date and (B) the Enhancement Surplus on such Distribution Date, if any (including, without limitation, any Enhancement Surplus resulting from the transfer of funds to the Cash Collateral Account pursuant to the Loan Agreement and this Supplement);

                  (ii) for each Distribution Date beginning on the Distribution
            Date on which the Class B Invested Amount is paid in full, shall be an amount equal to the sum of the Available Investor Principal Collections with respect to such Distribution Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal and Class B Monthly Principal on such Distribution Date) and the Collateral Principal Collections with respect to such Distribution Date; and

                  (iii) on any Distribution Date, in addition to the amounts, if any, set forth in items (i) and (ii) above, at the option of the Sellers (as evidenced by written instructions to the Servicer and the Trustee with a copy to the Collateral Interest Holder), and after receipt by the Servicer and the Trustee of a written determination by each Rating Agency that such action will not result in a reduction or withdrawal of the then current ratings of the Class A Certificates or the Class B Certificates, shall be an amount established by the Sellers and consistent with any restrictions set forth in the determination of the Rating Agency;

provided, however, with respect to any Distribution Date, Collateral Monthly Principal shall not exceed the Collateral Invested Amount and, with respect to any Distribution Date with respect to the Revolving Period and the Accumulation Period, Collateral Monthly Principal shall be zero except to the extent otherwise specified in, or pursuant to, clauses (i), (ii) and (iii) above.

            Section 4.4.  Required Amount.

            (u) With respect to each Distribution Date, on the related Determination Date, the Servicer shall determine the amount (the "Class A Required Amount"), if any, by which (a) the sum of (i) Class A Monthly Interest for such Distribution Date, (ii) any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (iii) any Class A Additional Interest for such Distribution Date and any Class A Additional Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (iv) the Class A Servicing Fee for such Distribution Date, (v) any Class A Servicing Fee previously due but not paid to the Servicer and (vi) the Class A Investor Default Amount, if any, for such Distribution Date exceeds (b) the Class A Available Funds. In the event that the Class A Required Amount for such Distribution Date is greater than zero, the Servicer shall give written notice to the Trustee of such positive Class A Required Amount on the date of computation and all or a portion of the Excess Spread and the Excess Finance Charges allocable to Series 1996-E with respect to the related Monthly Period in an amount equal to the Class A Required Amount for such Distribution Date shall be distributed from the Collection Account on such Distribution Date pursuant to Section 4.7(a). In the event that the Class A Required Amount for such Distribution Date exceeds the amount of Excess Spread and the amount of Excess Finance Charges allocable to Series 1996-E with respect to the related Monthly Period, all or a portion of the Available Cash Collateral Amount with respect to such Distribution Date in an amount equal to such excess shall be applied to fund the Class A Required Amount. In the event that the Class A Required Amount for such Distribution Date exceeds the amount of Excess Spread, the Excess Finance Charges allocated to Series 1996-E with respect to the related Monthly Period and the Available Cash Collateral Amount with respect to such Distribution Date, all or a portion of the Reallocated Principal Collections with respect to such Monthly Period in an amount equal to such excess shall be distributed from the Collection Account on such Distribution Date pursuant to Section 4.8(a).

            (v) With respect to each Distribution Date on the related Determination Date, the Servicer shall determine the amount (the "Class B Required Amount"), if any, by which (a) the sum of (i) Class B Monthly Interest for such Distribution Date, (ii) any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, (iii) any Class B Additional Interest for such Distribution Date and any Class B Additional Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, (iv) the Class B Servicing Fee for such Distribution Date, (v) any Class B Servicing Fee previously due but not paid to the Servicer and (vi) the Class B Investor Default Amount, if any, for such Distribution Date exceeds (b) the Class B Available Funds. In the event that the Class B Required Amount for such Distribution Date is greater than zero, the Servicer shall give written notice to the Trustee of such positive Class B Required Amount on the date of computation and all or a portion of Excess Spread and the Excess Finance Charges allocable to

Series 1996-E (other than Excess Spread and Excess Finance Charges applied to fund the Class A Required Amount with respect to such Distribution Date) with respect to the related Monthly Period shall be applied to fund the Class B Required Amount. In the event that the Class B Required Amount for such Distribution Date exceeds the amount of Excess Spread and Excess Finance Charges allocable to Series 1996-E with respect to such Monthly Period and not used to fund the Class A Required Amount, all or a portion of the Available Cash Collateral Amount (other than that portion of the Available Cash Collateral Amount applied to fund the Class A Required Amount with respect to such Distribution Date) in an amount equal to such excess shall be applied to fund the Class B Required Amount. In the event that the Class B Required Amount for such Distribution Date exceeds the portion of Excess Spread and Excess Finance Charges allocated to Series 1996-E with respect to the related Monthly Period and not used to fund the Class A Required Amount and the portion of the Available Cash Collateral Amount with respect to such Distribution Date withdrawn from the Cash Collateral Account to fund the Class B Required Amount, all or a portion of the Reallocated Principal Collections available therefor with respect to such Monthly Period in an amount equal to such excess shall be distributed from the Collection Account on such Distribution Date pursuant to
Section 4.8(b).

            Section 4.5. Application of Class A Available Funds, Class B Available Funds, Collateral Available Funds, Available Investor Principal Collections and Collateral Principal Collections. The Servicer shall apply or shall cause the Trustee to apply, on each Distribution Date, Class A Available Funds, Class B Available Funds, Collateral Available Funds, Available Investor Principal Collections and Collateral Principal Collections for the Monthly Period with respect to such Distribution Date to make the following distributions:

            (w) On each Distribution Date, an amount equal to the Class A Available Funds with respect to such Distribution Date will be distributed in the following priority:

                  (i) an amount equal to Class A Monthly Interest for such
            Distribution Date, plus the amount of any Class A Monthly Interest previously due but not distributed to the Class A Certificateholders on a prior Distribution Date, plus the amount of any Class A Additional Interest for such Distribution Date and any Class A Additional Interest previously due but not distributed to the Class A Certificateholders on a prior Distribution Date, shall be distributed to the Paying Agent for payment to the Class A Certificateholders;

                  (ii) an amount equal to the Class A Servicing Fee for such
            Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, shall be distributed to the Servicer;

                  (iii) an amount equal to the Class A Investor Default Amount for such Distribution Date shall be treated as a portion of Available Investor Principal Collections for such Distribution Date; and

                  (iv) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as set forth in Section 4.7.

            (x) On each Distribution Date, an amount equal to the Class B Available Funds with respect to such Distribution Date will be distributed in the following priority:

                  (i) an amount equal to Class B Monthly Interest for such
            Distribution Date, plus the amount of any Class B Monthly Interest previously due but not distributed to the Class B Certificateholders on a prior Distribution Date, plus the amount of any Class B Additional Interest for such Distribution Date and any Class B Additional Interest previously due but not distributed to the Class B Certificateholders on a prior Distribution Date, shall be distributed to the Paying Agent for payment to the Class B Certificateholders;

                  (ii) an amount equal to the Class B Servicing Fee for such
            Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, shall be distributed to the Servicer; and

                  (iii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as set forth in Section 4.7.

            (y) On each Distribution Date, an amount equal to the Collateral Available Funds with respect to such Distribution Date will be distributed in the following priority:

                  (i) if AUS or the Trustee is no longer the Servicer, an amount equal to the Collateral Servicing Fee for such Distribution Date, plus the amount of any Collateral Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, shall be distributed to the Servicer; and

                  (ii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as set forth in Section 4.7.

            (z) On each Distribution Date with respect to the Revolving Period, an amount equal to the Available Investor Principal Collections for the related Monthly Period, to the extent not allocated in accordance with subsection 4.3(c)(i) or (iii), shall be treated as Shared Principal Collections and applied in accordance with Section 4.04 of the Agreement to other Series in Group One.

            (aa) On each Distribution Date with respect to the Revolving Period, an amount equal to the Collateral Principal Collections for the related Monthly Period will be distributed in the following order of priority:

                  (i) an amount equal to Collateral Monthly Principal for such
            Distribution Date, up to the Collateral Invested Amount on such Distribution Date, shall be applied in accordance with the Loan Agreement; and

                  (ii) the balance, if any, shall be treated as a portion of
            Available Investor Principal Collections for such Distribution Date.

            (bb) On each Distribution Date with respect to the Accumulation Period or the Rapid Amortization Period, an amount equal to the Available Investor Principal Collections deposited in the Collection Account for the related Monthly Period will be distributed in the following priority:

                  (i) an amount equal to Class A Monthly Principal for such
            Distribution Date, up to the Class A Invested Amount, on such Distribution Date, shall be deposited in the Principal Funding Account for payment to the Class A Certificateholders by the Paying Agent on the earlier to occur of the Class A Expected Final Distribution Date or the first Special Payment Date;

                  (ii) for each Distribution Date beginning on the Class B
            Principal Commencement Date, an amount equal to Class B Monthly Principal for such Distribution Date, up to the Class B Invested Amount on such Distribution Date, shall be distributed to the Paying Agent for payment to the Class B Certificateholders;

                  (iii) the balance, if any, of such Available Investor
            Principal Collections then on deposit in the Collection Account shall be allocated in accordance with subsection 4.3(c) and applied in accordance with the Loan Agreement; and

                  (iv) for each Distribution Date, after giving effect to
            paragraphs (i), (ii) and (iii) above, an amount equal to the balance, if any, of such Available Investor Principal Collections then on deposit in the Collection Account shall be treated as Shared Principal Collections and applied in accordance with Section 4.04 of the Agreement to other Series in Group One.

            (cc) On each Distribution Date with respect to the Accumulation Period or the Rapid Amortization Period, an amount equal to Collateral Principal Collections deposited in the Collection Account for the related Monthly Period will be distributed in the following order of priority:

                  (i) an amount equal to Collateral Monthly Principal for such
            Distribution Date, up to the Collateral Invested Amount, shall be applied in accordance with the Loan Agreement; and

                  (ii) the balance, if any, of such Collateral Principal
            Collections then on deposit in the Collection Account shall be treated as a portion of Available Investor Principal Collections for such Distribution Date.

            Section 4.6.  Default Amounts; Investor Charge-Offs.

            (dd) On each Determination Date commencing with the Determination Date relating to the December 1996 Distribution Date, the Servicer shall calculate the Class A Investor Default Amount, if any, for the related Distribution Date. If, on any Distribution Date, the Class A Required Amount for the related Monthly Period exceeds the sum of (x) the amount of Reallocated Principal Collections with respect to such Monthly Period, (y) the amount of Excess Spread and the Excess Finance Charges allocable to Series 1996-E with respect to such Distribution Date and (z) the Available Cash Collateral Amount with respect to such Distribution Date, the Collateral Invested Amount shall be reduced by the amount of such excess, but not by more than the excess of the Class A Investor Default Amount for such Distribution Date over the amount of Reallocated Principal Collections, Excess Spread and Excess Finance Charges and the amount withdrawn from the Cash Collateral Account used to fund the Class A Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount shall be reduced to zero and the Class B Invested Amount shall be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such Distribution Date and the amount of Reallocated Principal Collections, Excess Spread and Excess Finance Charges and the amount withdrawn from the Cash Collateral Account used to fund the Class A Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount shall be reduced to zero, and the Class A Invested Amount shall be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the aggregate amount of the reductions, if any, of the Collateral Invested Amount and the Class B Invested Amount for such Distribution Date and the amount of Reallocated Principal Collections, Excess Spread and Excess Finance Charges and the amount withdrawn from the Cash Collateral Account used to fund the Class A Investor Default Amount for such Distribution Date (a "Class A Investor Charge-Off"). Class A Investor Charge-Offs shall thereafter be reimbursed and the Class A Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed Class A Investor Charge-Offs) on any Distribution Date by the amount of Excess Spread and Excess Finance Charges allocated and available for that purpose pursuant to Section 4.7(b).

            (ee) On each Determination Date, the Servicer shall calculate the Class B Required Amount, if any, for the related Distribution Date. If, on any Distribution Date, the Class B Required Amount for such Distribution Date exceeds the sum of (x) the amount of Excess Spread and Excess Finance Charges allocated to Series 1996-E with respect to the related Monthly Period which are not used to fund the Class A Required Amount and Class A Investor Charge-Offs on the related Distribution Date, (y) the portion, if any, of the Available Cash Collateral Amount to be withdrawn from the Cash Collateral Account pursuant to
Section 4.12(c) which is remaining after applying such amounts to fund any deficiency of amounts payable pursuant to Section 4.7(a) with respect to such Distribution Date and (z) the amount of

Reallocated Principal Collections which are available to fund the Class B Required Amount on such Distribution Date pursuant to Section 4.8(b), then the Collateral Invested Amount shall be reduced by the amount of such excess, but not by more than the excess of the Class B Investor Default Amount for such Distribution Date over the amount of Reallocated Principal Collections, Excess Spread and Excess Finance Charges and the amount withdrawn from the Cash Collateral Account used to fund the Class B Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount shall be reduced to zero, and the Class B Invested Amount shall be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such Distribution Date and the amount of Reallocated Principal Collections, Excess Spread and Excess Finance Charges and the amount withdrawn from the Cash Collateral Account used to fund the Class B Investor Default Amount for such Distribution Date (a "Class B Investor Charge-Off"). Class B Investor Charge-Offs shall thereafter be reimbursed and the Class B Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed Class B Investor Charge-Offs) on any Distribution Date by the amount of Excess Spread and Excess Finance Charges allocated and available for that purpose pursuant to subsection 4.7(e).

            (ff) If, on any Distribution Date, Reallocated Principal Collections for such Distribution Date are applied pursuant to Section 4.8(a) or (b), the Collateral Invested Amount shall be reduced by the amount of such Reallocated Principal Collections. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount shall be reduced to zero, and the Class B Invested Amount shall be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero.

            (gg) If, on any Distribution Date, the Collateral Default Amount exceeds the amount of Excess Spread and Excess Finance Charges available to fund the Collateral Default Amount pursuant to Section 4.7(h) on such Distribution Date, then the Collateral Invested Amount shall be reduced by the amount of such excess.

            Section 4.7. Excess Spread; Excess Finance Charges. The Servicer shall apply or shall cause the Trustee to apply, on each Distribution Date, Excess Spread and Excess Finance Charges allocated to Series 1996-E with respect to the related Monthly Period, to make the following distributions in the following priority:

            (hh) an amount equal to the Class A Required Amount, if any, with respect to such Distribution Date shall be distributed by the Trustee to fund any deficiency pursuant to Sections 4.5(a)(i), (ii) and (iii), in that order of priority;

            (ii) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed as provided in Section 4.6(a) (after giving effect to the allocation on such Distribution Date of any amount for that purpose pursuant to Section

4.6(a)) shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

            (jj) an amount up to the Class B Required Amount, if any, with respect to such Distribution Date shall be distributed by the Trustee to fund any deficiency pursuant to Sections 4.5(b)(i) and (ii), in that order of priority;

            (kk) an amount equal to the Class B Investor Default Amount for such Distribution Date shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

            (ll) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (d), (e) and (f) of the definition of "Class B Invested Amount" in Section 2.1 of this Supplement (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

            (mm) an amount equal to the Collateral Monthly Interest for such Distribution Date, plus the amount of any Collateral Monthly Interest previously due but not distributed to the Collateral Interest Holder on a prior Distribution Date pursuant to this subsection or pursuant to the Loan Agreement plus the amount of any Collateral Additional Interest for such Distribution Date and any Collateral Additional Interest previously due but not distributed to the Collateral Interest Holder on a prior Distribution Date shall be paid to the Collateral Interest Holder for application in accordance with the Loan Agreement;

            (nn) an amount equal to the Collateral Servicing Fee for such Distribution Date (or if AUS or the Trustee is no longer the Servicer, the portion of the Collateral Servicing Fee for such Distribution Date not paid pursuant to Section 4.5(c)(i)), plus the amount of any Collateral Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, shall be distributed to the Servicer;

            (oo) an amount equal to the Collateral Default Amount for such Distribution Date shall be treated as a portion of Collateral Principal Collections with respect to such Distribution Date;

            (pp) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced pursuant to clause (c) of the definition of "Collateral Invested Amount" (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Collateral Principal Collections with respect to such Distribution Date;

            (qq) an amount up to the excess, if any, of the Required Cash Collateral Amount over the remaining Available Cash Collateral Amount (without giving effect to any deposit made on such date hereunder) shall be deposited into the Cash Collateral Account;

            (rr) (1) an amount equal to the aggregate of any other amounts then owed pursuant to the Loan Agreement (including, without limitation, the principal amount of and interest on any loan made under the Loan Agreement to fund the Cash Collateral Account, but excluding amounts required to be deposited in the Spread Account under and as defined in the Loan Agreement) shall be applied in accordance with the Loan Agreement and (2) amounts required to be deposited in the Spread Account under and as defined in the Loan Agreement (A) shall be so deposited therein or (B) if and to the extent that the Agent under and as defined in the Loan Agreement or the Sellers shall have elected in accordance with the Loan Agreement to reduce the CIA Lender Target Invested Amount thereunder and as defined therein, shall be deposited in the Cash Collateral Account, provided that such deposit into the Cash Collateral Account results in the application pursuant to the Loan Agreement of Collateral Monthly Principal in an amount equal to the amount of such deposit;

            (ss) an amount up to the excess, if any, of the Required Reserve Account Amount over the amount on deposit therein, shall be deposited into the Reserve Account; and

            (tt) the balance, if any, shall constitute "Excess Finance Charges" available for allocation to other Series in Group One or to the Holders of the Seller Certificates for such Distribution Date as described in Section 4.05 of the Agreement.

            Section 4.8. Reallocated Principal Collections. The Servicer shall apply or shall cause the Trustee to apply on each Distribution Date, Reallocated Principal Collections (applying all such Collections with respect to the Collateral Invested Amount prior to applying any such Collections with respect to the Class B Invested Amount and applying no such Collections with respect to the Class B Invested Amount pursuant to clause (b) below) with respect to such Distribution Date, to make the following distributions in the following priority:

            (uu) an amount equal to the excess, if any, of (i) the Class A Required Amount, if any, with respect to such Distribution Date over (ii) the sum of (x) the amount of Excess Spread and Excess Finance Charges allocated to Series 1996-E with respect to the related Monthly Period and (y) the Available Cash Collateral Amount with the respect to such Distribution Date shall be distributed by the Trustee to fund any deficiency pursuant to Sections 4.5(a)(i), (ii) and (iii), in the order of priority specified in Section 4.7(a);

            (vv) an amount equal to the excess, if any, of (i) the Class B Required Amount, if any, with respect to such Distribution Date over (ii) the sum of (x) the amount of Excess Spread and Excess Finance Charges allocated and available to the Class B Certificates pursuant to Sections 4.7(c) and (d) on such Distribution Date and (y) the amount withdrawn from the Cash Collateral Account pursuant to Section 4.12(c) which is remaining after application pursuant to Sections 4.7(c) and (d) with respect to such Distribution Date shall be distributed by the Trustee to fund any deficiency pursuant to Sections 4.5(b)(i) and (ii) and Section 4.7(d), in that order of priority; and

            (ww) the balance, if any, of such Reallocated Principal Collections allocable to the Class B Invested Amount shall be treated as a portion of Available Investor Principal Collections to be applied in accordance with Sections 4.5(d) and (f), and the balance, if any, of such Reallocated Principal Collections allocable to the Collateral Invested Amount shall be treated as a portion of Collateral Principal Collections to be applied in accordance with Sections 4.5(e) and (g).

            Section 4.9. Excess Finance Charges. Subject to Section 4.05 of the Agreement, Excess Finance Charges with respect to the Series in Group One for any Distribution Date will be allocated to Series 1996-E in an amount equal to the product of (x) the aggregate amount of Excess Finance Charges with respect to all the Series in Group One for such Distribution Date and (y) a fraction, the numerator of which is the Finance Charge Shortfall for Series 1996-E for such Distribution Date and the denominator of which is the aggregate amount of Finance Charge Shortfalls (as defined in the related Supplements) for all the Series in Group One for such Distribution Date. The "Finance Charge Shortfall" for Series 1996-E for any Distribution Date shall be equal to the excess, if any, of (a) the full amount required to be paid, without duplication, pursuant to Sections 4.5(a), 4.5(b), 4.5(c) and 4.7 (except for Section 4.7(k)(2)) on such Distribution Date over (b) the Floating Allocation Percentage of Collections of Finance Charge Receivables with respect to the related Monthly Period.

            Section 4.10. Shared Principal Collections. Subject to Section 4.04 of the Agreement, Shared Principal Collections for any Distribution Date will be allocated to Series 1996-E in an amount equal to the product of (x) the aggregate amount of Shared Principal Collections with respect to all Series in Group One for such Distribution Date and (y) a fraction, the numerator of which is the Principal Shortfall for Series 1996-E for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls for all the Series which are Principal Sharing Series in Group One for such Distribution Date. The "Principal Shortfall" for Series 1996-E shall be equal to (a) for any Distribution Date with respect to the Revolving Period and the Rapid Amortization Period, zero, (b) for any Distribution Date with respect to the Accumulation Period (on or prior to the Class B Expected Final Distribution
Date), the excess, if any, of the Controlled Deposit Amount with respect to such Distribution Date over the amount of Available Investor Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections) and (c) for each Distribution Date with respect to the Accumulation Period after the Class B Expected Final Distribution Date, the excess, if any, of the Invested Amount over the amount of Available Investor Principal Collections and Collateral Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections).

            Section 4.11.  Determination of LIBOR.

            (xx) On each LIBOR Determination Date, the Trustee shall determine LIBOR based on the rate for deposits in United States dollars for a period of the Designated Maturity which appears on Telerate Page 3750 as of 11:00 A.M. (London Time) on such date.

            (yy) If such rate does not appear on Telerate Page 3750, the Trustee will determine LIBOR on the basis of quotations of the offered rates for deposits in United States dollars provided by the Reference Banks at approximately 11:00 A.M. (London time) on such LIBOR Determination Date to prime banks in the London interbank market for a period of the Designated Maturity. If at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations.

            (zz) If, on the LIBOR Determination Date, such rate does not appear on Telerate Page 3750 and only one or none of the Reference Banks provides such offered quotations, LIBOR will be the rate per annum that the Trustee determines to be the arithmetic mean of the offered quotations that three major banks in The City of New York selected by the Servicer are quoting at approximately 11:00 A.M. (New York City time) on that day for loans in United States dollars to leading European banks for a period of the Designated Maturity.

            (aaa) The Class A Certificate Rate or Class B Certificate Rate applicable to the then current and the immediately preceding Interest Periods may be obtained by any Series 1996-E Certificateholder by telephoning the Trustee at its Corporate Trust Office at (800) 735-7777.

            Section 4.12.  Cash Collateral Account.

            (bbb) The Servicer shall establish and maintain, in the name of the Trustee, on behalf of the Trust, for the benefit of the Series 1996-E Certificateholders and the Collateral Interest Holder, as their interests appear herein, an Eligible Deposit Account (the "Cash Collateral Account") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1996-E Certificateholders and the Collateral Interest Holder. The Cash Collateral Account shall initially be established with the Trustee. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Cash Collateral Account and in all proceeds thereof. The Cash Collateral Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 1996-E Certificateholders and the Collateral Interest Holder. The interest of the Collateral Interest Holder in the Cash Collateral Account shall be subordinated to the interests of the Series 1996-E Certificateholders as provided herein and in the Loan Agreement. If at any time the Cash Collateral Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Cash Collateral Account meeting the conditions specified above as an Eligible Deposit Account, and shall transfer any cash and/or any investments to such new Cash Collateral Account. The Trustee, at the direction of the Servicer, shall make deposits to and withdrawals from the Cash Collateral Account in the amounts and at the times set forth in this Supplement and the Loan Agreement. All withdrawals from the Cash Collateral Account shall be made in the priority set forth below. The Collateral Interest Holder shall not be entitled to reimbursement from the Trust Assets for any withdrawals from the Cash Collateral Account except as specifically provided in this Supplement and the Loan Agreement.

            (ccc) On the Closing Date, the Trustee shall deposit $10,000,000 received by it in immediately available funds pursuant to the Loan Agreement into the Cash Collateral Account. Funds on deposit in the Cash Collateral Account shall be invested at the direction of the Servicer by the Trustee in Cash Collateral Account Investments. Funds on deposit in the Cash Collateral Account on any Transfer Date, after giving effect to any withdrawals from the Cash Collateral Account on such Transfer Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Transfer Date. No Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Trustee may sell, liquidate or dispose of an Eligible Investment before its maturity, if so directed by the Servicer, the Servicer having reasonably determined that the interest of the Series 1996-E Certificateholders and the Collateral Interest Holder may be adversely affected if such Eligible Investment is held to its maturity. The proceeds of any such investments shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the Transfer Date immediately following the date of such investment. The Trustee shall maintain for the benefit of the Series 1996-E Certificateholders and the Collateral Interest Holder possession of the negotiable instruments or securities, if any, evidencing the Cash Collateral Account Investments. On each Transfer Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Transfer Date on funds on deposit in the Cash Collateral Account shall be applied in accordance with the Loan Agreement. For purposes of determining the availability of funds or the balances in the Cash Collateral Account for any reason under this Supplement, all investment earnings on such funds shall be deemed not to be available or on deposit.

            (ddd) On each Determination Date, the Servicer shall calculate the amount (the "Required Draw Amount") by which the amounts specified in clauses
(a) through (e) and (g) of Section 4.7 with respect to the related Distribution Date exceed the amount of Excess Spread and Excess Finance Charges allocated with respect to the related Monthly Period. In the event that for any Distribution Date the Required Draw Amount is greater than zero, the Servicer shall give written notice to the Trustee and the Collateral Interest Holder of such positive Required Draw Amount on the related Determination Date. On the related Transfer Date, the Required Draw Amount, if any, up to the Available Cash Collateral Amount, shall be withdrawn from the Cash Collateral Account and distributed to fund any deficiency pursuant to Section 4.7(a) through (e) and
(g) (in the order of priority set forth in Section 4.7).

            (eee) In the event that the Cash Enhancement Surplus on any Distribution Date, after giving effect to all deposits to and withdrawals from the Cash Collateral Account with respect to such Distribution Date, and after giving effect to any payment of Collateral Monthly Principal (or other reduction of the Collateral Invested Amount) with respect to such Distribution Date, is greater than zero, the Trustee, acting in accordance with the instructions of the Servicer, shall withdraw from the Cash Collateral Account, and apply in accordance with the Loan Agreement, an amount equal to such Cash Enhancement Surplus.

            Section 4.13.  Principal Funding Account.

            (fff) (i) The Servicer, for the benefit of the Series 1996-E Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Principal Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1996-E Certificateholders. The Principal Funding Account shall initially be established with Bankers Trust Company.

            (i) At the direction of the Servicer, funds on deposit in the Principal Funding Account shall be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Series 1996-E Certificateholders; provided that on each Distribution Date all interest and other investment income (net of losses and investment expenses ) ("Principal Funding Investment Proceeds") on funds on deposit therein shall be applied as set forth in paragraph (iii) below. Funds on deposit in the Principal Funding Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Transfer Date preceding the following Distribution Date. No Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Trustee may sell, liquidate or dispose of an Eligible Investment before its maturity, if so directed in writing by the Servicer, the Servicer having reasonably determined that the interest of the Series 1996-E Certificateholders may be adversely affected if such Eligible Investment is held to its maturity. Unless the Servicer directs otherwise, funds deposited in the Principal Funding Account on a Transfer Date (which immediately precedes a Distribution Date) upon the maturity of any Eligible Investments are not required to be invested overnight.

            (ii) On each Distribution Date, the Servicer shall direct the Trustee to withdraw from the Principal Funding Account and deposit into the Collection Account all Principal Funding Investment Proceeds then on deposit in the Principal Funding Account, and such Principal Funding Investment Proceeds shall be treated as a portion of Class A Available Funds for such Distribution Date.

            (iii) Reinvested interest and other investment income on funds deposited in the Principal Funding Account shall not be considered to be principal amounts on deposit therein for purposes of this Supplement.

            (ggg) (i) The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Principal Funding Account and in all proceeds thereof. The Principal Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 1996-E Certificateholders. If, at any time, the Principal Funding Account ceases to be an Eligible Deposit Account, the Trustee shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Principal Funding Account meeting the conditions specified in paragraph (a) (i) above as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Principal Funding Account.

            (i) Pursuant to the authority granted to the Servicer in Section 3.01(b) of the Agreement, the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Principal Funding Account for the purposes of carrying out the Servicer's or Trustee's duties hereunder. Pursuant to the authority granted to the Paying Agent in Section 5.01 of this Supplement and Section 6.07 of the Agreement, the Paying Agent shall have the power, revocable by the Trustee, to withdraw funds from the Principal Funding Account for the purpose of making distributions to the Series 1996-E Certificateholders.

            Section 4.14. Class A Accumulation Period. The Class A Accumulation Period is scheduled to commence on the Accumulation Date; provided, however, that if the Class A Accumulation Period Length on any Determination Date (determined as described below) is less than nine months, upon notice to the Trustee, the Sellers, each Rating Agency and the Collateral Interest Holder, the Servicer, at its option, may elect to modify the date on which the Class A Accumulation Period actually commences to the first day of the month that is a number of months prior to the month in which the Class A Expected Final Distribution Date occurs at least equal to the Class A Accumulation Period Length (so that, as a result, the number of Monthly Periods in the Class A Accumulation Period will at least equal the Class A Accumulation Period Length); provided, however, that (i) the length of the Class A Accumulation Period will not be less than one month; and (ii) notwithstanding any other provision of this Supplement to the contrary, no election to postpone the commencement of the Class A Accumulation Period shall be made after a Pay Out Event (as defined in the related Supplement) shall have occurred and is continuing with respect to any other Series. On each Determination Date, the Servicer will determine the "Class A Accumulation Period Length," which will mean a number of months such that the amount available for distribution of principal on the Class A Certificates on the Class A Expected Final Distribution Date will equal or exceed the Class A Investor Amount, assuming for this purpose that (1) the payment rate with respect to Collections of Principal Receivables remains constant at the lowest level of such payment rate during the twelve preceding Monthly Periods (or such lower payment rate as the Servicer may select), (2) the total amount of Principal Receivables in the Trust (and the principal amount on deposit in the Excess Funding Account, if any) remains constant at the level on such date of determination, (3) no Pay Out Event with respect to any Series will subsequently occur and (4) no additional Series (other than any Series being issued on such date of determination) will be subsequently issued. Any notice by the Servicer electing to modify the commencement of the Class A Accumulation Period pursuant to this Section 4.14 shall specify (i) the Class A Accumulation Period Length, (ii) the commencement date of the Class A Accumulation Period and
(iii) the Controlled Accumulation Amount with respect to each Monthly Period during the Class A Accumulation Period.

            Section 4.15.  Reserve Account.

            (hhh) The Servicer shall establish and maintain, in the name of the Trustee, on behalf of the Trust, for the benefit of the Series 1996-E Certificateholders and the Collateral Interest Holder, an Eligible Deposit Account (the "Reserve Account") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1996-E Certificateholders and the Collateral Interest Holder. The Reserve Account shall initially be established with Bankers Trust Company. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof. The Reserve Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 1996-E Certificateholders and the Collateral Interest Holder. If at any time the Reserve Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Reserve Account meeting the conditions specified above as an Eligible Deposit Account, and shall transfer any cash and/or any investments to such new Reserve Account. The Trustee, at the direction of the Servicer, shall
(i) make withdrawals from the Reserve Account from time to time for the purposes set forth in this Supplement, and (ii) on each Distribution Date (from and after the Reserve Account Funding Date) prior to the termination of the Reserve Account make a deposit into the Reserve Account in the amount specified in, and otherwise in accordance with, subsection 4.7(l).

            (b) Funds on deposit in the Reserve Account shall be invested at the written direction of the Servicer by the Trustee in Eligible Investments. Funds on deposit in the Reserve Account on any Transfer Date, after giving effect to any withdrawals from the Reserve Account on such Transfer Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the immediately succeeding Transfer Date. The Trustee shall maintain for the benefit of the Series 1996-E Certificateholders and the Collateral Interest Holder possession of the negotiable instruments or securities, if any, evidencing such Eligible Investments. No Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Trustee may sell, liquidate or dispose of an Eligible Investment before its maturity, if so directed by the Servicer in writing, the Servicer having reasonably determined that the interest of the Series 1996-E Certificateholders may be adversely affected if such Eligible Investment is held to its maturity. On each Distribution Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Distribution Date on funds on deposit in the Reserve Account shall be retained in the Reserve Account (to the extent that the amount on deposit in the Reserve Account is less than the Required Reserve Account Amount) and the balance, if any, shall be deposited in the Collection Account and treated as Collections of Finance Charge Receivables allocable to Series 1996-E. For purposes of determining the availability of funds or the balance in the Reserve Account for any reason under this Supplement, except as otherwise provided in the preceding sentence, investment earnings on such funds shall be deemed not to be available or on deposit.

            (c) On the Determination Date preceding each Distribution Date with respect to the Accumulation Period (prior to the Class B Expected Final Distribution Date) and the first

Special Payment Date, the Servicer shall calculate the "Reserve Draw Amount" which shall be equal to the excess, if any, of the Covered Amount with respect to such Distribution Date or Special Payment Date over the Principal Funding Investment Proceeds with respect to such Distribution Date or Special Payment Date; provided, that such amount will be reduced to the extent that funds otherwise would be available for deposit in the Reserve Account under subsection 4.7(l) with respect to such Distribution Date.

            (d) In the event that for any Distribution Date the Reserve Draw Amount is greater than zero, the Reserve Draw Amount, up to the amount on deposit in the Reserve Account, shall be withdrawn from the Reserve Account on the related Transfer Date by the Trustee (acting in accordance with the instructions of the Servicer), deposited into the Collection Account and included in Class A Available Funds for such Distribution Date.

            (e) In the event that the Reserve Account Surplus on any Distribution Date, after giving effect to all deposits to and withdrawals from the Reserve Account with respect to such Distribution Date, is greater than zero, the Trustee, acting in accordance with the instructions of the Servicer, shall withdraw from the Reserve Account, and pay to the Collateral Interest Holder for application in accordance with the Loan Agreement, an amount equal to such Reserve Account Surplus.

            (f) Upon the earliest to occur of (i) the termination of the Trust pursuant to Article XII of the Agreement, (ii) the day on which the Class A Investor Amount is paid in full to the Series 1996-E Certificateholders, (iii) if the Accumulation Period has not commenced, the occurrence of a Pay Out Event with respect to Series 1996-E and (iv) if the Accumulation Period has commenced, the earlier of the first Special Payment Date and the Class A Expected Final Distribution Date, the Trustee, acting in accordance with the written instructions of the Servicer, after the prior payment of all amounts owing to the Series 1996-E Certificateholders which are payable from the Reserve Account as provided herein, shall withdraw from the Reserve Account and pay to the Collateral Interest Holder for application in accordance with the Loan Agreement, all amounts, if any, on deposit in the Reserve Account and the Reserve Account shall be deemed to have terminated for purposes of this Supplement.

            Section 4.16.  Pre-Funding Account.

            (iii) Establishment of the Pre-Funding Account. The Servicer hereby directs the Trustee, for the benefit of the Series 1996-E Certificateholders and the Collateral Interest Holder, to establish and maintain or cause to be established and maintained in the name of the Trustee, on behalf of the Series 1996-E Certificateholders and the Collateral Interest Holder, an Eligible Deposit Account (the "Pre-Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1996-E Certificateholders and the Collateral Interest Holder. The Sellers do hereby transfer, assign, set over and otherwise convey to the Trustee for the benefit of the Series 1996-E Certificateholders and the Collateral Interest Holder, without recourse, all of their right, title and interest in, to and under the Pre-Funding Account, any Eligible Investments on deposit therein and any proceeds of the foregoing. The Pre-Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 1996-E Certificateholders and the Collateral Interest Holder. If, at any time, the Pre-Funding Account ceases to be an Eligible Deposit Account, the Servicer shall direct the Trustee to establish within ten Business Days a new Pre-Funding Account meeting the conditions specified above, transfer any cash and/or any investments from the old Pre-Funding Account to such new Pre-Funding Account and from the date such new Pre-Funding Account is established, it shall be the "Pre-Funding Account." In addition, after five days' notice to the Trustee, the Servicer may direct the Trustee to establish a new Pre-Funding Account meeting the conditions specified above, transfer any cash and/or investments from the old Pre-Funding Account to such new Pre-Funding Account and from the date such new Pre-Funding Account is established, it shall be the "Pre-Funding Account." The Trustee, at the direction of the Servicer, shall make withdrawals and payments from the Pre-Funding Account from time to time for the purposes set forth in this Supplement.

            (jjj) Administration of Pre-Funding Account. The Trustee shall on the Closing Date deposit into the Pre-Funding Account the Initial Pre-Funded Amount from the proceeds of the sale of the Series 1996-E Certificates and the Collateral Interest. On the Business Day preceding each Transfer Date, the Trustee, acting in accordance with written instructions from the Servicer, shall withdraw from the Pre-Funding Account and deposit into the Collection Account all interest and other investment income on the Pre-Funded Amount with respect to the prior Monthly Period. Such investment income shall be deemed to be Collections of Finance Charge Receivables allocated to the Series 1996-E Certificates. Interest (including reinvested interest) and other investment income on funds on deposit in the Pre-Funding Account shall not be considered part of the Pre-Funded Amount for purposes of this Supplement.

            (kkk) Investment of Funds in Pre-Funding Account. Funds on deposit in the Pre-Funding Account shall be invested in Eligible Investments by the Trustee (or, at the direction of the Trustee, by the Servicer on behalf of the Trustee) selected at the written direction of the Servicer. Funds on deposit in the Pre-Funding Account on the Closing Date and thereafter shall be invested in Eligible Investments that will mature so that such funds will be available for withdrawal on the Business Day next succeeding the next increase in the Invested Amount pursuant to Section 4.17 or, if earlier, on the next succeeding Transfer Date.

            (lll) Principal Payments from Pre-Funding Account. In the event that the Pre-Funded Amount exceeds zero at the end of the Funding Period, on the first Distribution Date on or after the last day of the Funding Period the Servicer shall apply or shall cause the Trustee to apply the Pre-Funded Amount to the payment by the Paying Agent of principal on the Class A Certificates, the Class B Certificates and the Collateral Interest on a pro rata basis based on the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount.

            Section 4.17. Increases in Invested Amount. On the last day of each Monthly Period during the Funding Period, commencing November 30, 1996, the Invested Amount shall increase to the extent that the Seller Amount on such day exceeds the product of (A) the sum of 1.0% and the Required Seller Percentage on such date and (B) the sum of the aggregate amount of Principal Receivables in the Trust and amounts on deposit in the Excess Funding Account on such day; provided, however, that the Invested Amount shall in no event exceed $500,000,000 or increase pursuant to this Section 4.17 by an amount in excess of the Pre-Funded Amount immediately prior to giving effect to such increase. Such increase in the Invested Amount shall be allocated to the Class A Certificates, the Class B Certificates and the Collateral Interest Holder on a pro rata basis based on the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount immediately prior to such increase. Upon any increase in the Invested Amount pursuant to this Section 4.17, the Servicer shall instruct the Trustee in writing to withdraw from the Pre-Funding Account and pay to Holders of the Seller Certificates no later than the next succeeding Business Day an amount equal to the amount of such increase in the Invested Amount.


                                    ARTICLE V

          Distributions and Reports to Series 1996-E Certificateholders

            Section 5.1.  Distributions.

            (mmm) On each Distribution Date, the Paying Agent shall distribute to each Class A Certificateholder of record on the related Record Date (other than as provided in Section 12.02 of the Agreement) such Class A
Certificateholder's pro rata share of the amounts that are allocated and available on such Distribution Date to pay interest on the Class A Certificates pursuant to this Supplement.

            (nnn) On each Distribution Date, commencing with the first to occur of the Class A Expected Final Payment Date and the first Special Payment Date, the Paying Agent shall distribute to each Class A Certificateholder of record on the related Record Date (other than as provided in Section 12.02 of the Agreement) such Class A Certificateholder's pro rata share of the amounts that are allocated and available on such date to pay principal of the Class A Certificates pursuant to this Supplement up to a maximum amount on any such date equal to the Class A Investor Amount on such date (unless there has been an optional repurchase of the Certificateholders' Interest pursuant to Section
10.01 of the Agreement, in which event the foregoing limitation will not apply).

            (ooo) On each Distribution Date, the Paying Agent shall distribute to each Class B Certificateholder of record on the related Record Date (other than as provided in Section 12.02 of the Agreement) such Class B
Certificateholder's pro rata share of the amounts that are allocated and available on such Distribution Date to pay interest on the Class B Certificates pursuant to this Supplement.

            (ppp) On each Distribution Date, commencing with the Class B Principal Commencement Date, the Paying Agent shall distribute to each Class B Certificateholder of record on the related Record Date (other than as provided in Section 12.02 of the Agreement) such Class B Certificateholder's pro rata share of the amounts that are allocated and available on such date to pay principal of the Class B Certificates pursuant to this Supplement up to a maximum amount on any such date equal to the Class B Investor Amount on such date (unless there has been an optional repurchase of the Certificateholders' Interest pursuant to Section
10.01 of the Agreement, in which event the foregoing limitation will not apply).

            (qqq) The distributions to be made pursuant to this Section 5.1 are subject to the provisions of Sections 2.06, 9.02, 10.01 and 12.02 of the Agreement and Sections 8.1 and 8.2 of this Supplement.

            (rrr) Except as provided in Section 12.02 of the Agreement with respect to a final distribution, distributions to Series 1996-E Certificateholders hereunder shall be made by check mailed to each Series 1996-E Certificateholder at such Series 1996-E Certificateholder's address appearing in the Certificate Register without presentation or surrender of any Series 1996-E Certificate or the making of any notation thereon; provided, however, that with respect to Series 1996-E Certificates registered in the name of a Clearing Agency, such distributions shall be made to such Clearing Agency in immediately available funds.

            Section 5.2.  Certificates and Statements.

            (sss) Not later than each Determination Date, the Servicer shall deliver to the Trustee, the Paying Agent, each Rating Agency and the Collateral Interest Holder, a certificate substantially in the form of Exhibit B prepared by the Servicer.

            (ttt) On each Distribution Date, the Paying Agent, on behalf of the Trustee, shall forward to each Series 1996-E Certificateholder a statement substantially in the form of Exhibit C prepared by the Servicer.

            (uuu) A copy of each statement or certificate provided pursuant to paragraph (a) or (b) may be obtained by any Series 1996-E Certificateholder or any Certificate Owner thereof by a request in writing to the Servicer.

            (vvv) On or before January 31 of each calendar year, beginning with calendar year 1997, the Paying Agent, on behalf of the Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 1996-E Certificateholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to Series 1996-E Certificateholders, as set forth in paragraph (b) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 1996-E Certificateholder, together with other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

                                   ARTICLE VI

                          Series 1996-E Pay Out Events

            Section 6.1. Series 1996-E Pay Out Events. If any one of the following events (each, a "Series Pay Out Event") shall occur with respect to the Series 1996-E Certificates:

            (www) failure on the part of the Sellers (A) to make any payment or deposit required by the terms of the Agreement on or before the date occurring five Business Days after the date such payment or deposit is required to be made herein or (B) duly to observe or perform in any material respect any other covenants or agreements of the Sellers set forth in the Agreement which has a material adverse effect on the Series 1996-E Certificateholders (which determination shall be made, for so long as the Collateral Invested Amount is greater than zero, without reference to whether any funds are available pursuant to Series Enhancement) and continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Sellers by the Trustee, or to the Sellers and the Trustee by Holders of Series 1996-E Certificates aggregating not less than 50% of the outstanding principal balance of the Series 1996-E Certificates;

            (xxx) any representation or warranty made by the Sellers in the Agreement or any information contained in a computer file or microfiche list required to be delivered by the Servicer on behalf of the Sellers pursuant to
Section 2.01 or 2.08 of the Agreement (A) shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Sellers by the Trustee, or to the Sellers and the Trustee by Holders of the Series 1996-E Certificates aggregating not less than 50% of the outstanding principal balance of the Series 1996-E Certificates and (B) as a result of which the interests of the Series 1996-E Certificateholders are materially and adversely affected (which determination shall be made, for so long as the Collateral Invested Amount is greater than zero, without reference to whether any funds are available pursuant to any Series Enhancement); provided, however, that a Series Pay Out Event pursuant to this subparagraph (b) shall not be deemed to occur hereunder if the Sellers have accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions hereof and of the Agreement;

            (yyy) (1) with respect to the last day of any prior Monthly Period during which the Seller Amount is less than the Required Seller Amount, the failure of the Sellers to convey on or prior to the Required Designation Date Receivables in Additional Accounts to the Trust such that the Seller Amount shall be at least equal to the Required Seller Amount as of the close of business on the applicable Addition Date; or (2) with respect to the last day of any prior Monthly Period during which the aggregate amount of Principal Receivables is less than the Required Principal Balance as of such day, the failure of the Sellers to convey on or prior to the Required

Designation Date Receivables in Additional Accounts to the Trust such that the aggregate amount of the Principal Receivables shall be at least equal to the Required Principal Balance as of the close of business on the applicable Addition Date;

            (zzz) the Net Portfolio Yield averaged over three consecutive Monthly Periods is less than the Base Rate averaged over such period;

            (aaaa) any Servicer Default shall occur which would have a material adverse effect on the Series 1996-E Certificateholders (which determination shall be made, for so long as the Collateral Invested Amount is greater than zero, without reference to whether any funds are available pursuant to any Series Enhancement); or

            (bbbb) the Class A Investor Amount shall not be paid in full on the Class A Expected Final Distribution Date or the Class B Invested Amount shall not be paid in full on the Class B Expected Final Distribution Date;

then, in the case of any event described in subparagraph (a), (b) or (e), after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee or the holders of Investor Certificates (including the Collateral Interest Holder) of Series 1996-E evidencing more than 50% of the aggregate unpaid principal amount of such Investor Certificates (including the Collateral Interest) by notice then given in writing to the Sellers and the Servicer (and to the Trustee if given by the Holders of Investor Certificates (including the Collateral Interest Holder) of Series 1996-E) may declare that a Pay Out Event has occurred with respect to Series 1996-E as of the date of such notice, and, in the case of any event described in subparagraph (c), (d) or (f) a Pay Out Event shall occur with respect to Series 1996-E without any notice or other action on the part of the Trustee or Holders of Investor Certificates (including the Collateral Interest Holder) of Series 1996-E immediately upon the occurrence of such event.

                                   ARTICLE VII

                     Optional Repurchase; Series Termination

            Section 7.1. Optional Repurchase. On any day occurring on or after the date on which the Investor Amount is reduced to 5% or less of the Initial Investor Amount, the Sellers shall have the option to purchase the interest of the holders of Investor Certificates (including the Collateral Interest), at a purchase price equal to (i) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (ii) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date following such day.

            Section 7.2.  Series Termination.

            (cccc) If, on the April 2004 Distribution Date, the Investor Amount (after giving effect to all changes therein on such date) would be greater than zero, the Servicer, on behalf of the Trustee, shall, within the 40-day period which begins on such Distribution Date, solicit bids for the sale of Principal Receivables and the related Finance Charge Receivables (or interests therein) in an amount equal to the Investor Amount and accrued and unpaid interest thereon at the close of business on the last day of the Monthly Period preceding the Series Termination Date (after giving effect to all distributions required to be made on the Series Termination Date, except pursuant to this Section 7.2; provided, however that in no event shall such amount exceed the Series Percentage of Receivables on the Series Termination Date). Such bids shall require that such sale shall (subject to
Section 7.2(b)) occur on the Series Termination Date. The Sellers and the Collateral Interest Holder shall be entitled to participate in, and to receive from the Trustee a copy of each other bid submitted in connection with, such bidding process.

            (dddd) The Servicer, on behalf of the Trustee, shall sell such Receivables (or interests therein) on the Series Termination Date to the bidder who made the highest cash purchase offer. The proceeds of any such sale shall be treated as Collections on the Receivables allocated to the Series 1996-E Certificateholders and the Collateral Interest Holder pursuant to the Agreement and this Supplement; provided, however, that the Servicer shall determine conclusively the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. During the period from the April 2004 Distribution Date to the Series Termination Date, the Servicer shall continue to collect payments on the Receivables and allocate and deposit such collections in accordance with the provisions of the Agreement and the Supplements.

                                  ARTICLE VIII

                               Final Distributions

            Section 8.1. Sale of Receivables or Certificateholders' Interest Pursuant to Section 2.06 or 10.01 of the Agreement.

            (eeee) Purchase Price. The amount to be paid with respect to Series 1996-E in connection with (i) a reassignment of Receivables to the Sellers pursuant to Section 2.06 of the Agreement or (ii) a repurchase of the Certificateholders' Interest pursuant to Section 10.01 of the Agreement shall equal the Reassignment Amount for the first Distribution Date following the Monthly Period in which the reassignment obligation arises under the Agreement.

            (ffff) Distributions Pursuant to Section 7.01 or 7.02 of this Supplement and Section 10.01 of the Agreement. With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 7.1 or 8.1(a)(ii) or any amounts allocable to Series 1996-E deposited into the Collection Account pursuant to Section 7.2, the Trustee shall, not later than 3:00 p.m. New York City time, on the related Distribution Date, make deposits or distributions of the following amounts (in the priority set forth below and, in each case, after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds: (i) (x) the Class A Investor Amount on such Distribution Date will be distributed to the Paying Agent for payment to the Class A Certificateholders and (y) an amount equal to the sum of (A) Class A Monthly Interest for such Distribution Date, (B) any Class A Monthly Interest previously due but not distributed to the Class A Certificateholders on a prior Distribution Date and (C) the amount of Class A Additional Interest, if any, for such Distribution Date and any Class A Additional Interest previously due but not distributed to the Class A Certificateholders on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Class A Certificateholders, (ii) (x) the Class B Invested Amount on such Distribution Date will be distributed to the Paying Agent for payment to the Class B Certificateholders and (y) an amount equal to the sum of (A) Class B Monthly Interest for such Distribution Date, (B) any Class B Monthly Interest previously due but not distributed to the Class B Certificateholders on a prior Distribution Date and (C) the amount of Class B Additional Interest, if any, for such Distribution Date and any Class B Additional Interest previously due but not distributed to the Class B Certificateholders on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Class B Certificateholders and (iii) the Collateral Invested Amount on such date and the amount of accrued and unpaid interest on the Collateral Invested Amount (including any unpaid Collateral Additional Interest) will be distributed to the Collateral Interest Holder for application in accordance with the Loan Agreement.

            (gggg) Distributions Pursuant to Section 2.06 of the Agreement. With respect to any amounts deposited into the Collection Account pursuant to Section 8.1(a)(i), the Trustee shall, not later than 3:00 p.m., New York City time, on the related Distribution Date, deposit the principal portion of such amounts that are allocable to the Class A Certificates and the Class B Certificates into the Collection Account and the principal portion of such amounts allocable to the Collateral Interest shall be distributed to the Collateral Interest Holder for application in accordance with the Loan Agreement.

            (hhhh) Notwithstanding anything to the contrary in this Supplement or the Agreement, all amounts distributed to the Paying Agent pursuant to
Section 8.1(b) for payment to the Series 1996-E Certificateholders shall be deemed distributed in full to the Series 1996-E Certificateholders on the date on which such funds are distributed to the Paying Agent pursuant to this Section and shall be deemed to be a final distribution pursuant to Section 12.02 of the Agreement.

            Section 8.2. Distribution of Proceeds of Sale, Disposition or Liquidation of the Receivables Pursuant to Section 9.02 of the Agreement.

            (iiii) Not later than 12:00 noon, New York City time, on the Distribution Date following the date on which the Insolvency Proceeds are deposited into the Collection Account pursuant to Section 9.02(b) of the Agreement, the Trustee shall (in the following priority and, in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) (i) deduct an amount equal to the Class A Invested Amount on such Distribution Date from the portion of the Insolvency Proceeds allocated to Collections of Principal Receivables and distribute such amount to the Paying Agent for payment to the Class A Certificateholders, provided that the amount of such distribution shall not exceed the product of

(x) the portion of the Insolvency Proceeds allocated to Collections of Principal Receivables and (y) the Principal Allocation Percentage with respect to the related Monthly Period, (ii) deduct an amount equal to the Class B Invested Amount on such Distribution Date from the portion of the Insolvency Proceeds allocated to Collections of Principal Receivables and distribute such amount to the Paying Agent for payment to the Class B Certificateholders, provided that the amount of such distribution shall not exceed (x) the product of (A) the portion of such Insolvency Proceeds allocated to Collections of Principal Receivables and (B) the Principal Allocation Percentage with respect to the related Monthly Period minus (y) the amount distributed to the Paying Agent pursuant to clause (i) of this sentence and (iii) deduct an amount equal to the Collateral Invested Amount, if any, on such Distribution Date from the portion of the Insolvency Proceeds allocated to Collections of Principal Receivables and distribute such amount to the Collateral Interest Holder for application in accordance with the Loan Agreement, provided that the amount of such distribution shall not exceed (x) the product of (1) the portion of the Insolvency Proceeds allocated to Collections of Principal Receivables and (2) the Principal Allocation Percentage with respect to such Monthly Period minus
(y) the amounts distributed to the Paying Agent pursuant to clauses (i) and (ii) of this sentence. To the extent that the product of (A) the portion of the Insolvency Proceeds allocated to Collections of Principal Receivables and (B) the Principal Allocation Percentage with respect to the related Monthly Period exceeds the aggregate amounts distributed to the Paying Agent and the Collateral Interest Holder pursuant to the preceding sentence, the excess shall be allocated to the Sellers' Interest and shall be released to the Holders of the Seller Certificates on such Distribution Date.

            (jjjj) Not later than 12:00 noon, New York City time, on such Distribution Date, the Trustee shall (in the following priority and, in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) (i) deduct an amount equal to the sum of (w) Class A Monthly Interest for such Distribution Date, (x) any Class A Monthly Interest previously due but not distributed to the Class A Certificateholders on a prior Distribution Date and (y) the amount of Class A Additional Interest, if any, for such Distribution Date and any Class A Additional Interest previously due but not distributed to the Class A Certificateholders on a prior Distribution Date from the portion of the Insolvency Proceeds allocated to Collections of Finance Charge Receivables and distribute such amount to the Paying Agent for payment to the Class A Certificateholders, provided that the amount of such distribution shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to Collections of Finance Charge Receivables, (y) the Floating Allocation Percentage with respect to the related Monthly Period and (z) the Class A Floating Percentage with respect to such Monthly Period and (ii) deduct an amount equal to the sum of (w) Class B Monthly Interest for such Distribution Date, (x) Class B Monthly Interest previously due but not distributed to the Class B Certificateholders and (y) the amount of Class B Additional Interest, if any, for such Distribution Date and any Class B Additional Interest previously due but not distributed to the Class B Certificateholders on a prior Distribution Date from the portion of the Insolvency Proceeds allocated to Collections of Finance Charge Receivables and distribute such amount to the Paying Agent for payment to the Class B Certificateholders, provided that the amount of such distribution shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to Collections of Finance Charge Receivables,
(y) the Floating Allocation Percentage with respect to the related Monthly Period and (z) the Class B Floating Percentage with respect to such Monthly Period. To the extent that the product of (A) the portion of the Insolvency Proceeds allocated to Collections of Finance Charge Receivables and (B) the Floating Allocation Percentage with respect to the related Monthly Period exceeds the aggregate amount distributed to the Paying Agent pursuant to the preceding sentence, the excess shall be released to the Collateral Interest Holder for application by the Collateral Interest Holder in accordance with the Loan Agreement.

            (kkkk) Notwithstanding anything to the contrary in this Supplement or the Agreement, all amounts distributed to the Paying Agent pursuant to this Section for payment to the Series 1996-E Certificateholders shall be distributed in full to the Series 1996-E Certificateholders on the date on which funds are distributed to the Paying Agent pursuant to this Section and shall be deemed to be a final distribution pursuant to Section 12.02 of the Agreement.

            Section 8.3. Instructions Pursuant to Section 9.02(a) of the Agreement. The Holders of Investor Certificates of Series 1996-E evidencing more than 50% of the Investor Amount of each Class (including the Collateral Interest) shall not be considered as having disapproved of any liquidation of the Receivables and to continue transferring Principal Receivables to the Trust pursuant to Section 9.02(a) of the Agreement unless Holders of more than 50% of the Investor Amount of each of the Class A Certificates, the Class B Certificates and the Collateral Interest instruct the Trustee to such effect in the manner required pursuant to Section 9.02(a) of the Agreement.


                                   ARTICLE IX

                                  Certificates

            Section 9.1. Book-Entry Certificates. The Class A Certificates and the Class B Certificates shall be delivered as Book-Entry Certificates. The Clearing Agency for the Class A Certificates and the Class B Certificates shall be The Depository Trust Company, and the Class A Certificates and the Class B Certificates shall be initially registered in the name of Cede & Co., its nominee.


                                    ARTICLE X

                            Miscellaneous Provisions

            Section 10.1. Certain Matters Regarding the Collateral Interest Holder. Amounts payable to the Collateral Interest Holder hereunder shall be applied in accordance with the provisions of the Loan Agreement.

            Section 10.2. Ratification of Agreement. As supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

            Section 10.3. Counterparts. This Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

            Section 10.4. Governing Law. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING THE UCC AS IN EFFECT IN THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 10.5. Notices. All directions, notices and instructions to the Trustee shall be in writing (which may be facsimile).

            Section 10.6. Amendments. This Supplement may be amended by the Sellers without the consent of the Servicer, the Trustee or any Investor Certificateholder if the Sellers provide the Trustee with (i) an Opinion of Counsel to the effect that such amendment or modification would reduce the risk that the Trust would be treated as taxable as a publicly traded partnership pursuant to Code section 7704 and (ii) an Officer's Certificate that such amendment or modification would not materially and adversely affect any Investor Certificateholder, provided that no such amendment shall be deemed effective without (i) the Trustee's consent, if the Trustee's rights, duties and obligations hereunder are thereby modified and (ii) the Trustee having obtained written assurance that such amendment or modification will not, by itself, lower the then-current ratings on the Series 1996-E Certificates. The Sellers shall provide the Rating Agencies with prior written notice of any such amendment or modification.

            IN WITNESS WHEREOF, the undersigned have caused this Supplement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                              ADVANTA NATIONAL BANK USA,
                                Seller and Servicer,


                              By:  /s/ MICHAEL COCO
                                 ------------------------------
                                   Name:  Michael Coco
                                   Title: Vice President


                              ADVANTA NATIONAL BANK,
                                Seller,


                              By:  /s/ MICHAEL COCO
                                 ------------------------------
                                   Name:  Michael Coco
                                   Title: Vice President


                              BANKERS TRUST COMPANY,
                                Trustee


                              By:  /s/ KEVIN J. HEALEY
                                 ------------------------------
                                   Name:  Kevin J. Healey
                                   Title: Assistant Vice President

                  [Signature Page for Series 1996-E Supplement]

                                                                     EXHIBIT A-1
                                                                   TO SUPPLEMENT


REGISTERED

                      ADVANTA CREDIT CARD MASTER TRUST II
                CLASS A FLOATING RATE ASSET-BACKED CERTIFICATE,
                                 SERIES 1996-E


                 Unless this Class A Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                 Evidencing an undivided interest in a trust, the corpus of which consists of receivables generated from time to time in the ordinary course of business in a portfolio of revolving consumer credit card accounts owned by Advanta National Bank USA, Advanta National Bank (the "Sellers") or any Additional Seller.

No. _____                                                    CUSIP NO. 007960___
                                                             $__________________


                 (Not an interest in or obligation of Advanta National Bank USA, Advanta National Bank, or any affiliate thereof, except to the limited extent described herein.)

                 This certifies that CEDE & CO. (the "Investor Certificateholder") is the registered owner of an undivided interest in certain assets of a trust (the "Trust"), created pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of December 1, 1993, and as amended and restated on May 23, 1994, and as amended by Amendment Number 1 dated as of July 1, 1994 by and between Advanta National Bank USA, a national banking association organized under the laws of the United States ("AUS"), as Seller and Servicer, and Bankers Trust Company, as Trustee (the "Trustee"), and as further amended by Amendment Number 2 dated as of October 6, 1995 by and among AUS, as Seller and Servicer, Advanta National Bank, a national banking association organized under the laws of the United States ("ANB" and, together with AUS, the "Banks") as seller (in such capacity, a "Seller" and together with AUS as a Seller, the

"Sellers") and the Trustee (as amended from time to time, the "Amended and Restated Pooling and Servicing Agreement") as supplemented by the Series 1996-E Supplement, dated as of November 1, 1996, by and among AUS, as Seller and Servicer, ANB, as Seller, and the Trustee. The Amended and Restated Pooling and Servicing Agreement, the Series 1996-E Supplement and any amendments, exhibits and schedules thereto are collectively referred to herein as the "Agreement." The corpus of the Trust consists of (i) a portfolio of receivables (the "Receivables") arising under selected VISA and MasterCard* consumer credit card accounts or other revolving consumer credit accounts (the "Accounts") in portfolios of revolving consumer credit accounts owned by any of AUS, ANB or any Additional Seller, (ii) all monies due or to become due in payment of the Receivables, all proceeds of the Receivables (other than investment earnings related to such proceeds), (iii) the right to receive certain Interchange attributed to cardholder charges for merchandise and services in the Accounts, (iv) certain amounts recovered from Accounts in which the Receivables have been written off as uncollectible, (v) proceeds of credit insurance policies relating to the Receivables and (vi) all monies on deposit in certain bank accounts of the Trust and the benefits of any type of enhancement ("Series Enhancement") issued with respect to any Series (the drawing on or payment of such Series Enhancement being available only to Certificateholders of a specified Series or Class unless otherwise indicated in the related Supplement). The Trust assets may also include participations (including 100% participations) representing undivided interests in a pool of assets primarily consisting of revolving credit card receivables or consumer loan receivables (secured and unsecured), and any interests in both such types of receivables, including securities representing or backed by both such types of receivables, and other self-liquidating financial assets owned by a Seller or any affiliate of any Seller and collections thereon. AUS as Seller conveyed to the Trust all Receivables existing under certain designated Accounts at the time of the formation of the Trust and all Receivables arising under such Accounts from time to time thereafter. In addition, the Sellers have conveyed and the Sellers may convey in the future all Receivables existing under certain designated Additional Accounts (including Automatic Additional Accounts) and all Receivables thereafter arising in such Additional Accounts.

                 Although a summary of certain provisions of the Agreement is set forth below, this Class A Certificate does not purport to summarize the Agreement, is qualified in its entirety by the terms and provisions of the Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the





----------------------------------
* VISA and MasterCard are registered trademarks of VISA USA, Inc., and MasterCard International Incorporated, respectively.


                                    A-1-2

Trustee. A copy of the Agreement may be obtained from the Trustee by writing to the Trustee at Four Albany Street, New York, New York 10006, Attention:
Corporate Trust and Agency Group/Structured Finance Group. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement.

                 This Class A Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement to which the Holder of this Class A Certificate by virtue of the acceptance hereof assents and is bound.

                 It is the intent of the Sellers and the Class A Certificateholders that, for federal income taxes, state and local income and franchise taxes and any other taxes imposed on or measured by income, the Class A Certificates will be treated as indebtedness secured by the Receivables. The Servicer by entering into the Agreement and the Sellers, the Holder of the Bank Certificate, each Holder of a Class A Certificate and each Holder of a Class B Certificate, by acceptance of its Certificate, agrees to treat the Series 1996-E Certificates for purposes of federal income taxes, state and local income and franchise taxes, and any other taxes imposed on or measured by income, as indebtedness of the Sellers.

                 Subject to the terms of the Agreement, payments of principal of the Class A Certificates are limited to the unpaid Class A Investor Amount, which may be less than the unpaid principal balance of the Class A Certificates, pursuant to the terms of the Agreement. All principal of and interest on the Class A Certificates is scheduled to be paid by the November 2001 Distribution Date but may be paid earlier. Subject to prior termination as provided in the Agreement, the interest of the Series 1996-E Certificateholders in the Trust will terminate following the earliest of (i) the date on which the Investor Amount is paid in full, (ii) the May 2004 Distribution Date and (iii) the termination of the Trust pursuant to Section
12.01 of the Agreement.

                 The Receivables consist of Principal Receivables which arise generally from the purchase of goods and services and cash advances and in respect of Periodic Finance Charges, Overlimit Fees, Late Fees, annual membership fees and annual service charges, if any, Cash Advance Fees, transaction charges and all other fees and charges with respect to the Accounts designated by the Sellers to be included in Finance Charge Receivables. This Certificate is one of a series of Certificates entitled "ADVANTA Credit Card Master Trust II, Class A Floating Rate Asset Backed Certificates, Series 1996-E" (the "Class A Certificates"), each of which represents a fractional undivided interest in certain assets of the Trust. The Trust's assets are allocated in part to the Holders of the Class A Certificates, in part to the Holders of the Class B Certificates, in part to the Collateral Interest Holder, in part to the Holders of Investor Certificates of all other Series and in part to the Sellers as Holders of the Bank





                                     A-1-3

Certificate and the Holders of any Supplemental Certificates outstanding from time to time. The Bank Certificate and the Holders of any outstanding Supplemental Certificates represent the Sellers' Interest in the Trust. The Bank Certificate and any outstanding Supplemental Certificates represent the interest in the Principal Receivables not represented by the Investor Certificates.

                 The aggregate interest represented by the Series 1996-E Certificates at any time in the Principal Receivables in the Trust shall not exceed an amount equal to the Principal Allocation Percentage thereof (as set forth in the Agreement) at such time. The Initial Investor Amount is $500,000,000. The Invested Amount for any date will equal the sum of the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount. The Class A Initial Invested Amount is $389,250,000. The Class A Initial Investor Amount is $432,500,000. The Class A Invested Amount for any date of determination will be an amount equal to (a) the Class A Initial Invested Amount, plus (b) the amount of any increases in the Class A Invested Amount during the Funding Period, minus (c) the aggregate amount of principal payments (other than principal payments made from amounts on deposit in the Pre-Funding Account on the first Distribution Date following the end of the Funding Period) made to the Class A Certificateholders on or prior to such date, minus (d) the excess, if any, of the aggregate amount of Class A Investor Charge-offs for all prior Distribution Dates over the aggregate amount of Class A Investor Charge-Offs reimbursed prior to such date, minus (e) the Principal Funding Account Balance.

                 Interest will be distributed monthly on the 15th day of each calendar month or, if such 15th day is not a Business Day, payment will be made on the next succeeding Business Day (each, a "Distribution Date"), commencing December 16, 1996, in an amount equal to the product of (i) (a) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (b) the Class A Certificate Rate, and (ii) the outstanding principal amount of the Class A Certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing Date).

                 The Class A Certificates will bear interest for each Interest Period at the rate of .10% per annum above LIBOR determined as set forth below (the "Class A Certificate Rate").

                 The Trustee will determine LIBOR on October 30, 1996 for the period from the Closing Date through December 15, 1996 and for each Interest Period thereafter, on the second London Business Day prior to the Distribution Date on which such Interest Period commences (each, a "LIBOR Determination Date"). A "London Business Day" is any day on which dealings in deposits in United States dollars are transacted in the London interbank market. The Class A Certificate Rate applicable to the then current and the immediately preceding Interest Periods may be





                                     A-1-4
obtained by telephoning the Trustee at its Corporate Trust Office at (800) 735-7777.

                 The determination of LIBOR will be made in accordance with the following provisions:

                 (i) On each LIBOR Determination Date, the Trustee will determine LIBOR based on the rate for deposits in United States dollars for a period of the Designated Maturity which appears on Telerate Page 3750 as of 11:00 A.M. (London time) on such date.

                 (ii) If such rate does not appear on Telerate Page 3750, the Trustee will determine LIBOR on the basis of quotations of the offered rates for deposits in United States dollars provided by the Reference Banks at approximately 11:00 A.M. (London time) on such LIBOR Determination Date to prime banks in the London interbank market for a period of the Designated Maturity. If at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations.

                 (iii) If, on the LIBOR Determination Date, such rate does not appear on Telerate Page 3750 and only one or none of the Reference Banks provides such offered quotations, LIBOR will be the rate per annum that the Trustee determines to be the arithmetic mean of the offered quotations that three major banks in The City of New York selected by the Servicer are quoting at approximately 11:00 A.M. (New York City time) on that day for loans in United States dollars to leading European banks for a period of the Designated Maturity.

                 "Designated Maturity" as used in the preceding provisions means, for any LIBOR Determination Date, one month, provided that LIBOR for the initial Interest Period will be determined by straight-line interpolation (based on the actual number of days in the initial Interest Period) between the rates determined as described above for a Designated Maturity of one month and a Designated Maturity of two months.

                 On each Distribution Date with respect to the Class A Accumulation Period, an amount equal to the least of (a) Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (b) the Controlled Deposit Amount for such Distribution Date and (c) the Class A Invested Amount, will be deposited in the Principal Funding Account for payment to the Class A Certificateholders on the Class A Expected Final Distribution Date or on the first Distribution Date with respect to the Rapid Amortization Period.

                 On each Distribution Date during the Rapid Amortization Period until the Class A Investor Amount has been paid in full or the Series Termination Date occurs, the Class A Certificateholders will be entitled to receive Available Investor





                                     A-1-5

Principal Collections in an amount up to the Class A Investor Amount.

                 On any Distribution Date occurring on or after the Investor Amount is reduced to 5% or less of the Initial Investor Amount, the Sellers will have the option (to be exercised in their sole discretion) to repurchase the Certificates.

                 This Class A Certificate does not represent an obligation of, or an interest in, Advanta Corp., AUS, ANB, any Additional Seller, the Servicer or any Affiliate of any of them. None of the Class A Certificates, the Accounts nor the Receivables are deposits or insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. This Class A Certificate is limited in right of payment to certain Collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Agreement.

                 The Agreement may be amended under certain circumstances by the Servicer, the Sellers and the Trustee, without Certificateholder consent, provided that (i) each Seller shall have delivered to the Trustee an Officer's Certificate to the effect that such Seller reasonably believes that such amendment will not result in the occurrence of a Pay Out Event or materially adversely affect the amount or timing of distributions to be made to the Investor Certificateholders of any Series or Class and (ii) written confirmation from each Rating Agency that such amendment will not result in a reduction or withdrawal of the rating of the Series 1996-E Certificates or the rating of any other outstanding Series or Class with respect to which it is a Rating Agency.

                 The Agreement may be amended by the Servicer, the Sellers and the Trustee, with the consent of the Holders of Investor Certificates evidencing not less than 66-2/3% of the aggregate Investor Amount of the Investor Certificates of all adversely affected Series, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of Investor Certificateholders of any Series then issued and outstanding; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, distributions to Investor Certificateholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent to any such amendment of each affected Certificateholder, (b) change the definition of or the manner of calculating the interest of any Investor Certificateholder without the consent of each affected Investor Certificateholder, (c) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Investor Certificateholder or (d) adversely affect the rating of any Series or Class by each Rating Agency without the consent of the Holders of Investor Certificates of such Series or Class





                                     A-1-6
evidencing not less than 66-2/3% of the aggregate Investor Amount of the Investor Certificates of such Series or Class.

                 The Class A Certificates are issuable only in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of this Class A Certificate shall be registered in the Certificate Register upon surrender of this Class A Certificate for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Trustee and the Transfer Agent and Registrar, duly executed by the Holder or his attorney and duly authorized in writing, and thereupon one or more new Class A Certificates of authorized denominations and for the same aggregate fractional undivided interest will be issued to the designated transferee or transferees.

                 As provided in the Agreement and subject to certain limitations therein set forth, this Class A Certificate is exchangeable for a new Class A Certificate evidencing a like aggregate fractional undivided interest, as requested by the Holder surrendering this Class A Certificate. No service charge may be imposed for any such exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                 Prior to due presentation of this Class A Certificate for registration of transfer, the Transfer Agent and Registrar, the Paying Agent and the Trustee and any agent of any of them may treat the person in whose name this Class A Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Paying Agent or the Transfer Agent and Registrar nor any agent of any of them shall be affected by notice to the contrary except in certain circumstances described in the Agreement.

                 This Class A Certificate shall be construed in accordance with and governed by the laws of the State of New York, without reference to its conflict of law provisions.

                 Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, or by an authenticating agent appointed by the Trustee, this Class A Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.





                                     A-1-7

                 IN WITNESS WHEREOF, the Sellers have caused this Class A Certificate to be duly executed.


                                                   ADVANTA NATIONAL BANK USA



                                                   By:
                                                      ------------------------
                                                      Vice President

                                                   ADVANTA NATIONAL BANK



                                                   By:
                                                      ------------------------
                                                      Vice President


                 This is one of the Class A Certificates referred to in the within-mentioned Agreement.


                                                   BANKERS TRUST COMPANY,
                                                   as Trustee,



                                                   By:
                                                      ------------------------
                                                      Authorized Officer

Dated:   November 1, 1996





                                     A-1-8

                                   ----------

                                   ASSIGNMENT

                                   ----------


PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE(S)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------
:                         :
:                         :
:                         :
--------------------------   -----------------------------
(PLEASE PRINT OR TYPEWRITE   NAME AND ADDRESS OF ASSIGNEE)



____________________ the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints ____________________ Attorney, with full power of substitution in the premises, to transfer said certificate on the books kept for registration thereof.

Dated:
       ------------------------

                                        ------------------------------
                                        Note:  The signature(s) to this
                                        Assignment must correspond with the
                                        name(s) as written on the face of
                                        the within certificate in every
                                        particular, without alteration or
                                        enlargement or any change whatever.

                                        (1)  An assignee which is not a
                                             United States Person as
                                             defined in the Internal
                                             Revenue Code of 1986, as
                                             amended (the "Code") must
                                             certify to the Transfer Agent
                                             and Registrar in writing as
                                             to such status and such
                                             further information as may be
                                             required under the Code or
                                             reasonably requested by the
                                             Transfer Agent and Registrar.





                                     A-1-9

                                                                     EXHIBIT A-2
                                                                   TO SUPPLEMENT


REGISTERED

                      ADVANTA CREDIT CARD MASTER TRUST II
                CLASS B FLOATING RATE ASSET-BACKED CERTIFICATE,
                                 SERIES 1996-E

                 THIS CLASS B CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN.

                 Unless this Class B Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                 Evidencing an undivided interest in a trust, the corpus of which consists of receivables generated from time to time in the ordinary course of business in a portfolio of revolving consumer credit card accounts owned by Advanta National Bank USA, Advanta National Bank (the "Sellers") or any Additional Seller.

No. ___                                                      CUSIP NO. 007960___
                                                             $__________________


                 (Not an interest in or obligation of Advanta National Bank USA, Advanta National Bank, or any affiliate thereof, except to the limited extent described herein.)

                 This certifies that CEDE & CO. (the "Investor Certificateholder") is the registered owner of an undivided interest in certain assets of a trust (the "Trust"), created pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of December 1, 1993, and as amended and restated on May 23, 1994, and as amended by Amendment Number 1 dated as of July 1, 1994 by and between Advanta National Bank USA, a national banking association organized under the laws of the United States ("AUS"), as Seller and Servicer, and Bankers Trust Company, as Trustee (the "Trustee"), and as further amended by Amendment Number 2 dated as of October 6, 1995 by and among AUS, as Seller and Servicer, Advanta National Bank, a national banking association organized under the laws of the United States ("ANB" and, together with AUS, the "Banks") as seller (in such capacity, a "Seller" and together with AUS as a Seller, the "Sellers") and the Trustee (as amended from time to time, the "Amended and Restated Pooling and Servicing Agreement"), as supplemented by the Series 1996-E Supplement, dated as of November 1, 1996, by and among AUS, as Seller and Servicer, ANB, as Seller, and the Trustee. The Amended and Restated Pooling and Servicing Agreement, the Series 1996-E Supplement and any amendments, exhibits and schedules thereto are collectively referred to herein as the "Agreement." The corpus of the Trust consists of (i) a portfolio of receivables (the "Receivables") arising under selected VISA and MasterCard* consumer credit card accounts or other revolving consumer credit accounts (the "Accounts") in portfolios of revolving consumer credit accounts owned by any of AUS, ANB or any Additional Seller, (ii) all monies due or to become due in payment of the Receivables, all proceeds of the Receivables (other than investment earnings related to such proceeds), (iii) the right to receive certain Interchange attributed to cardholder charges for merchandise and services in the Accounts,
(iv) certain amounts recovered from Accounts in which the Receivables have been written off as uncollectible, (v) proceeds of credit insurance policies relating to the Receivables and (vi) all monies on deposit in certain bank accounts of the Trust and the benefits of any type of enhancement ("Series Enhancement") issued with respect to any Series (the drawing on or payment of such Series Enhancement being available only to Certificateholders of a specified Series or Class unless otherwise indicated in the related Supplement). The Trust assets may also include participations (including 100% participations) representing undivided interests in a pool of assets primarily consisting of revolving credit card receivables or consumer loan receivables (secured and unsecured), and any interests in both such types of receivables, including securities representing or backed by both such types of receivables, and other self-liquidating financial assets owned by a Seller or any affiliate of any Seller and collections thereon. AUS as Seller conveyed to the Trust all Receivables existing under certain designated Accounts at the time of the formation of the Trust and all Receivables arising under such Accounts from time to time thereafter. In addition, the Sellers have conveyed and the Sellers may convey in the future all Receivables existing under certain designated Additional Accounts (including Automatic Additional Accounts) and all Receivables thereafter arising in such Additional Accounts.

                 Although a summary of certain provisions of the Agreement is set forth below, this Class B Certificate does not purport to summarize the Agreement, is qualified in its entirety by the terms and provisions of the Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties




----------------------------------
* VISA and MasterCard are registered trademarks of VISA USA, Inc., and MasterCard International Incorporated, respectively.

                                     A-2-2
evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Agreement may be obtained from the Trustee by writing to the Trustee at Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group/Structured Finance Group. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement.

                 This Class B Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement to which the Holder of this Class B Certificate by virtue of the acceptance hereof assents and is bound.

                 It is the intent of the Sellers and the Class B Certificateholders that, for federal income taxes, state and local income and franchise taxes and any other taxes imposed on or measured by income, the Class B Certificates will be treated as indebtedness secured by the Receivables. The Servicer by entering into the Agreement and the Sellers, the Holder of the Bank Certificate, each Holder of a Class B Certificate, and each Holder of a Class A Certificate, by acceptance of its Certificate, agrees to treat the Series 1996-E Certificates for purposes of federal income taxes, state and local income and franchise taxes, and any other taxes imposed on or measured by income, as indebtedness of the Sellers.

                 Subject to the terms of the Agreement, payments of principal of the Class B Certificates are limited to the unpaid Class B Investor Amount, which may be less than the unpaid principal balance of the Class B Certificates, pursuant to the terms of the Agreement. Principal payments on the Class B Certificates will not be made until the Class A Certificates have been paid in full. All principal of and interest on the Class B Certificates is scheduled to be paid by the December 2001 Distribution Date, but may be paid earlier. Subject to prior termination as provided in the Agreement, the interest of the Series 1996-E Certificateholders in the Trust will terminate following the earliest of (i) the date on which the Investor Amount is paid in full and (ii) the May 2004 Distribution Date and (iii) the termination of the Trust pursuant to Section 12.01 of the Agreement.

                 The Receivables consist of Principal Receivables which arise generally from the purchase of goods and services and cash advances and in respect of Periodic Finance Charges, Overlimit Fees, Late Fees, annual membership fees and annual service charges, if any, Cash Advance Fees, transaction charges and all other fees and charges with respect to the Accounts designated by the Sellers to be included in Finance Charge Receivables. This Certificate is one of a series of Certificates entitled "ADVANTA Credit Card Master Trust II, Class B Floating Rate Asset Backed Certificates, Series 1996-E" (the "Class B Certificates"), each of which represents a fractional undivided interest in certain assets of the Trust. The Trust's assets are allocated in part to the Holders of the Class B Certificates and in part to the





                                     A-2-3

Holders of the Class A Certificates, in part to the Collateral Interest Holder, in part to the Holders of Investor Certificates of all other Series and in part to the Sellers as Holders of the Bank Certificate and the Holders of any outstanding Supplemental Certificates outstanding from time to time. The Bank Certificate and any outstanding Supplemental Certificates represent the Sellers' Interest in the Trust. The Bank Certificate and any outstanding Supplemental Certificates represent the interest in the Principal Receivables not represented by the Investor Certificates.

                 THE CLASS B CERTIFICATES ARE SUBORDINATED TO THE CLASS A CERTIFICATES TO THE EXTENT SET FORTH IN THE AGREEMENT.

                 The aggregate interest represented by the Series 1996-E Certificates at any time in the Principal Receivables in the Trust shall not exceed an amount equal to the Principal Allocation Percentage thereof (as set forth in the Agreement) at such time. The Initial Investor Amount is $500,000,000. The Invested Amount for any date will equal the sum of the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount. The Class B Initial Invested Amount is $24,750,000. The Class B Initial Investor Amount is $27,500,000. The Class B Invested Amount for any date will be an amount equal to (a) the Class B Initial Invested Amount, plus
(b) the amount of any increases in the Class B Invested Amount during the Funding Period, minus (c) the aggregate amount of principal payments (other than principal payments made from amounts on deposit in the Pre-Funding Account on the first Distribution Date following the end of the Funding Period) made to the Class B Certificateholders prior to such date, minus (d) the excess, if any, of the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursement of Class B Investor Charge-Offs for all Distribution Dates preceding such date, minus (e) the amount of Reallocated Principal Collections allocated on all prior Distribution Dates, minus (f) an amount equal to the amount by which the Class B Invested Amount has been reduced pursuant to subsection 4.6(a) of the Agreement on all prior Distribution Dates and plus (g) the amount of Excess Spread and Excess Finance Charges allocated and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (d), (e) and (f); provided, however, that the Class B Invested Amount may not be reduced below zero.

                 Interest will be distributed monthly on the 15th day of each calendar month or, if such 15th day is not a Business Day, payment will be made on the next succeeding Business Day (each, a "Distribution Date"), commencing December 16, 1996, in an amount equal to the product of (i) (a) a fraction, the numerator of which is the actual number of days in the related Interest Period divided by 360, times (b) the Class B Certificate Rate, and (ii) the outstanding principal amount of the Class B Certificates as of the preceding Record Date (or, in the case of the first Distribution Date as of the Closing
Date).





                                     A-2-4

                 The Class B Certificates will bear interest for each Interest Period at the rate of .33% per annum above LIBOR determined as set forth below (the "Class B Certificate Rate").

                 The Trustee will determine LIBOR on October 30, 1996 for the period from the Closing Date through December 15, 1996 and for each Interest Period thereafter, on the second London Business Day prior to the Distribution Date on which such Interest Period commences (each, a "LIBOR Determination Date"). A "London Business Day" is any day on which dealings in deposits in United States dollars are transacted in the London interbank market. The Class B Certificate Rate applicable to the then current and the immediately preceding Interest Periods may be obtained by telephoning the Trustee at its Corporate Trust Office at (800) 735-7777.

                 The determination of LIBOR will be made in accordance with the following provisions:

                 (i) On each LIBOR Determination Date, the Trustee will determine LIBOR based on the rate for deposits in United States dollars for a period of the Designated Maturity which appears on Telerate Page 3750 as of 11:00 A.M. (London time) on such date.

                 (ii) If such rate does not appear on Telerate Page 3750, the Trustee will determine LIBOR on the basis of quotations of the offered rates for deposits in United States dollars provided by the Reference Banks at approximately 11:00 A.M. (London time) on such LIBOR Determination Date to prime banks in the London interbank market for a period of the Designated Maturity. If at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations.

                 (iii) If, on the LIBOR Determination Date, such rate does not appear on Telerate Page 3750 and only one or none of the Reference Banks provides such offered quotations, LIBOR will be the rate per annum that the Trustee determines to be the arithmetic mean of the offered quotations that three major banks in The City of New York selected by the Servicer are quoting at approximately 11:00 A.M. (New York City time) on that day for loans in United States dollars to leading European banks for a period of the Designated Maturity.

                 "Designated Maturity" shall mean, for any LIBOR Determination Date, one month, provided that LIBOR for the initial Interest Period will be determined by straight-line interpolation (based on the actual number of days in the initial Interest Period) between the rates determined as described in
Section 4.11 for a Designated Maturity of one month and a Designated Maturity of two months.





                                     A-2-5

                 After the Class A Investor Amount has been paid in full on each Distribution Date with respect to the Class B Accumulation Period, amounts equal to the least of (a) Available Investor Principal Collection on deposit in the Collection Account with respect to such Distribution Date, (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Distribution Date), (b) the Controlled Deposit Amount for such Distribution Date and (c) the Class B Invested Amount, will be deposited in the Principal Funding Account for payment to the Class B Certificateholders until the Class B Invested Amount is paid in full.

                 On each Distribution Date during the Rapid Amortization Period (following the payment in full of the Class A Certificates) until the Class B Invested Amount has been paid in full or the Series Termination Date occurs, the Class B Certificateholders will be entitled to receive Available Investor Principal Collections (minus the portion of Available Investor Principal Collections applied to Class A Monthly Principal on such Distribution Date) in an amount up to the Class B Invested Amount.

                 On any Distribution Date occurring on or after the Investor Amount is reduced to 5% or less of the Initial Investor Amount, the Sellers will have the option (to be exercised in their sole discretion) to repurchase the Certificates.

                 This Class B Certificate does not represent an obligation of, or an interest in, Advanta Corp., AUS, ANB, any Additional Seller, the Servicer or any Affiliate of any of them. None of the Class B Certificates, the Accounts nor the Receivables are deposits or insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. This Class B Certificate is limited in right of payment to certain Collections respecting the Receivables (and certain other amounts), all as more specifically set forth herein and in the Agreement.

                 The Agreement may be amended under certain circumstances by the Servicer, the Sellers and the Trustee, without Certificateholder consent, provided that (i) each Seller shall have delivered to the Trustee an Officer's Certificate to the effect that such Seller reasonably believes that such amendment will not result in the occurrence of a Pay out Event or materially adversely affect the amount or timing of distributions to be made to the Investor Certificateholders of any Series or Class and (ii) written confirmation from each Rating Agency that such amendment will not result in a reduction or withdrawal of the rating of the Series 1996-E Certificates or the rating of any other outstanding Series or Class with respect to which it is a Rating Agency.

                 The Agreement may be amended by the Servicer, the Sellers and the Trustee, with the consent of the Holders of Investor Certificates evidencing not less than 66-2/3% of the





                                     A-2-6
aggregate Investor Amount of the Investor Certificates of all adversely affected Series, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of Investor Certificateholders of any Series then issued and outstanding; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, distributions to Investor Certificateholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent to any such amendment of each affected Certificateholder, (b) change the definition of or the manner of calculating the interest of any Investor Certificateholder without the consent of each affected Investor Certificateholder, (c) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Investor Certificateholder or (d) adversely affect the rating of any Series or Class by each Rating Agency without the consent of the Holders of Investor Certificates of such Series or Class evidencing not less than 66-2/3% of the aggregate Investor Amount of the Investor Certificates of such Series or Class.

                 The Class B Certificates are issuable only in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of this Class B Certificate shall be registered in the Certificate Register upon surrender of this Class B Certificate for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Trustee and the Transfer Agent and Registrar, duly executed by the Holder or his attorney and duly authorized in writing, and thereupon one or more new Class B Certificates of authorized denominations and for the same aggregate fractional undivided interest will be issued to the designated transferee or transferees.

                 As provided in the Agreement and subject to certain limitations therein set forth, this Class B Certificate is exchangeable for a new Class B Certificate evidencing a like aggregate fractional undivided interest, as requested by the Holder surrendering this Class B Certificate. No service charge may be imposed for any such exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                 This Class B Certificate may not be acquired by or for the account of any benefit plan, trust or account, including an individual retirement account, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or that is described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity (a "Benefit Plan"). By accepting and holding this Class B Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan. By





                                     A-2-7
acquiring any interest in this Class B Certificate, the applicable Certificate Owner or Owners shall be deemed to have represented and warranted that it or they are not Benefit Plans.

                 Prior to due presentation of this Class B Certificate for registration of transfer, the Transfer Agent and Registrar, the Paying Agent and the Trustee and any agent of any of them may treat the person in whose name this Class B Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Paying Agent or the Transfer Agent and Registrar nor any agent of any of them shall be affected by notice to the contrary except in certain circumstances described in the Agreement.

                 This Class B Certificate shall be construed in accordance with and governed by the laws of the State of New York, without reference to its conflict of law provisions.

                 Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, or by an authenticating agent appointed by the Trustee, this Class B Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.





                                     A-2-8

                 IN WITNESS WHEREOF, the Sellers have caused this Class B Certificate to be duly executed.



                                                   ADVANTA NATIONAL BANK USA



                                                   By:
                                                      ------------------------
                                                      Vice President

                                                   ADVANTA NATIONAL BANK



                                                   By:
                                                      ------------------------
                                                      Vice President


                 This is one of the Class B Certificates referred to in the within-mentioned Agreement.


                                                   BANKER TRUST COMPANY,
                                                     as Trustee,


                                                   By:
                                                      ------------------------
                                                      Authorized Officer

Dated: November 1, 1996





                                    A-2-9

                                   ----------

                                   ASSIGNMENT

                                   ----------


PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE(S)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------
:                         :
:                         :
:                         :
--------------------------   -----------------------------
(PLEASE PRINT OR TYPEWRITE   NAME AND ADDRESS OF ASSIGNEE)



____________________ the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints ____________________ Attorney, with full power of substitution in the premises, to transfer said certificate on the books kept for registration thereof.

Dated:
       ------------------------
                                        ---------------------------------
                                        Note:  The signature(s) to this
                                        Assignment must correspond with the
                                        name(s) as written on the face of
                                        the within certificate in every
                                        particular, without alteration or
                                        enlargement or any change whatever.

                                        (1)  An assignee which is not a
                                             United States Person as
                                             defined in the Internal
                                             Revenue Code of 1986, as
                                             amended (the "Code") must
                                             certify to the Transfer Agent
                                             and Registrar in writing as
                                             to such status and such
                                             further information as may be
                                             required under the Code or
                                             reasonably requested by the
                                             Transfer Agent and Registrar.





                                     A-2-10

                                                                       EXHIBIT B
                                                                   TO SUPPLEMENT




                        MONTHLY PAYMENT INSTRUCTIONS AND
                          NOTIFICATION TO THE TRUSTEE


                           ADVANTA NATIONAL BANK USA

                         ------------------------------

                      ADVANTA CREDIT CARD MASTER TRUST II
                                 Series 1996-E

                         ------------------------------


                 The undersigned, a duly authorized representative of Advanta National Bank USA (the "Bank"), as Seller and Servicer pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of December 1, 1993, and as amended and restated on May 23, 1994, and as amended by Amendment Number 1 dated as of July 1, 1994, by and between Advanta National Bank USA, a national banking association organized under the laws of the United States ("AUS"), as Seller and Servicer, and Bankers Trust Company, as Trustee (the "Trustee"), and as further amended by Amendment Number 2 dated as of October 6, 1995 by and among AUS, as Seller and Servicer, Advanta National Bank ("ANB" and, together with AUS, the "Banks") as seller (in such capacity, a "Seller" and together with AUS as a Seller, the "Sellers") and the Trustee (as amended from time to time, the "Pooling and Servicing Agreement"), as supplemented by the Series 1996-E Supplement dated as of November 1, 1996 (the "Supplement," and together with the Pooling and Servicing Agreement, the "Agreement"), between the Banks and the Trustee, does hereby certify as follows:

                 A) Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement. References herein to certain sections are references to the respective sections of the Agreement.

                 B) AUS is Servicer under the Agreement.

                 C) The undersigned is a Servicing Officer.

                 D) The date of this notice is a Determination Date under the Agreement.

I. APPLICATION OF CLASS A AVAILABLE FUNDS, CLASS B AVAILABLE FUNDS, COLLATERAL AVAILABLE FUNDS, AVAILABLE INVESTOR PRINCIPAL COLLECTIONS, AND COLLATERAL PRINCIPAL COLLECTIONS.

             Pursuant to the Supplement, the Servicer does hereby instruct the Trustee (i) to make the following withdrawals from the Collection Account with respect to the Distribution Date and (ii) to apply the proceeds of such withdrawals in accordance with referenced Sections of the Supplement:

             A)       Class A Available Funds (Section 4.5(a)):
                      ----------------------------------------
                      (1)       Class A Monthly
                                Interest  . . . . . . . . . . . . . . . . . . . .   $__________
                      (2)       Overdue Class A Monthly Interest  . . . . . . . .   $__________
                      (3)       Class A Additional
                                Interest  . . . . . . . . . . . . . . . . . . . .   $__________
                      (4)       Class A Servicing Fee . . . . . . . . . . . . . .   $__________
                      (5)       Overdue Class A
                                Servicing Fee . . . . . . . . . . . . . . . . . .   $__________
                      (6)       Class A Investor Default Amount (to be treated
                                as Available Investor Principal Collections)  . .   $__________
                      (7)       Excess Spread . . . . . . . . . . . . . . . . . .   $__________

             B)       Class B Available Funds (Section 4.5(b)):
                      ----------------------------------------
                      (1)       Class B Monthly Interest  . . . . . . . . . . . .   $__________
                      (2)       Overdue Class B Monthly Interest  . . . . . . . .   $__________
                      (3)       Class B Additional
                                Interest  . . . . . . . . . . . . . . . . . . . .   $__________
                      (4)       Class B Servicing Fee . . . . . . . . . . . . . .   $__________
                      (5)       Overdue Class B
                                Servicing Fee . . . . . . . . . . . . . . . . . .   $__________
                      (6)       Excess Spread . . . . . . . . . . . . . . . . . .   $__________

             C)       Collateral Available Funds (Section 4.5(c))
                      -------------------------------------------
                      (1)       Collateral Servicing Fee, if any  . . . . . . . .   $__________
                      (2)       Overdue Collateral Servicing Fee, if any  . . . .   $__________
                      (3)       Excess Spread . . . . . . . . . . . . . . . . . .   $__________

             D)       Available Investor Principal Collections and Collateral Principal Collections
                      -----------------------------------------------------------------------------
                      (Sections 4.5(d), (e), (f) and (g)):
                      -----------------------------------
                      (1)       Class A Monthly
                                Principal . . . . . . . . . . . . . . . . . . . .   $__________
                      (2)       Class B Monthly
                                Principal . . . . . . . . . . . . . . . . . . . .   $__________
                      (3)       Collateral Monthly
                                Principal . . . . . . . . . . . . . . . . . . . .   $__________
                      (4)       Shared Principal Collections (available for
                                other Series in Group One)  . . . . . . . . . . .   $__________

             E)       Excess Spread (Section 4.7):
                      ----------------------------
                      (1)       Class A Required Amount . . . . . . . . . . . . .   $__________
                      (2)       Class A Investor Charge-Offs (to be treated as
                                Available Investor Principal Collections) . . . .   $__________
                      (3)       Portion of Class B Required Amount payable in
                                respect of interest and servicing . . . . . . . .   $__________
                      (4)       Class B Investor Default Amount (to be treated
                                as Available Investor Principal Collections)  . .   $__________
                      (5)       Reimbursement of prior reductions in Class B
                                Invested Amount (to be treated as Available
                                Investor Principal Collections) . . . . . . . . .   $__________
                      (6)       Collateral Monthly Interest, Overdue Collateral
                                Monthly Interest and Collateral Additional
                                Interest  . . . . . . . . . . . . . . . . . . . .   $__________
                      (7)       Any unpaid Collateral Servicing Fee and any
                                unpaid overdue Collateral Servicing Fee . . . . .   $__________
                      (8)       Collateral Default Amount (to be treated as
                                Available Investor Principal Collections) . . . .   $__________

                      (9)       Reimbursement of prior reductions in Collateral
                                Invested Amount (to be treated as Collateral
                                Principal Collections)  . . . . . . . . . . . . .   $__________
                      (10)      Excess of Required Cash Collateral Amount over
                                Available Cash Collateral Amount  . . . . . . . .   $__________
                      (11)      Aggregate of other amounts payable to the
                                Collateral Interest Holder  . . . . . . . . . . .   $__________
                      (12)      Excess of Required Reserve Account Amount over
                                the amount or deposit in Reserve Account  . . . .   $__________
                      (13)      Excess Finance Charges (available for other
                                Series in Group One)  . . . . . . . . . . . . . .   $__________

             F)       Reallocated Principal Collections (Section 4.8):
                      -----------------------------------------------
                      (1)       Payable in respect of Class A Required Amount . .   $__________
                      (2)       Payable in respect of Class B Required Amount . .   $__________
                      (3)       Balance (to be treated as Available Investor
                                Principal Collections)  . . . . . . . . . . . . .   $__________

             G)       Excess Finance Charges (Section 4.9):
                      ------------------------------------
                      (1)       Finance Charge Shortfall for Series 1996-E  . . .   $__________
                      (2)       Excess Finance Charges
                                from other Series in
                                Group One allocated to Series 1996-E  . . . . . .   $__________

             H)       Shared Principal Collections (Section 4.10):
                      -------------------------------------------
                      (1)       Principal Shortfall for Series 1996-E . . . . . .   $__________
                      (2)       Shared Principal Collections from other Series
                                in Group One allocated to Series 1996-E . . . . .   $__________

             I)       Yield Supplement Account Collections (Assignment No. 20):
                      --------------------------------------------------------

                      (1)       Amount withdrawn from the Yield Supplement
                                Account as Collections of Finance Charge
                                Receivables . . . . . . . . . . . . . . . . . . .   $__________

 II.         PRE-FUNDING ACCOUNT
             -------------------

             Pursuant to Section 4.16 of the Supplement, the Servicer hereby instructs the Trustee (i) to make the following withdrawal from the Pre-Funding Account and (ii) to apply the proceeds of such withdrawal in accordance with Section 4.16 of the Supplement.

                      (1)       Interest and other investment income on the
                                Pre-Funded Amount . . . . . . . . . . . . . . . .   $__________
                      (2)       Pre-Funded Amount, if any, (to be applied to
                                payment of principal following Funding Period). .   $__________

 III.        NOTIFICATION OF WITHDRAWALS
             ---------------------------
             FROM THE CASH COLLATERAL ACCOUNT
             --------------------------------

             Pursuant to Section 4.12 of the Supplement, the Servicer hereby instructs the Trustee (i) to make the following withdrawals from the Cash Collateral Account with respect to the
             Distribution Date and (ii) to apply the proceeds of such withdrawals in accordance with Section
             4.12 of the Supplement.

                      (1)       Required Draw Amount  . . . . . . . . . . . . . .   $__________
                      (2)       Cash Enhancement Surplus  . . . . . . . . . . . .   $__________

                 IN WITNESS WHEREOF, the undersigned has duly executed this certificate this ____ day of __________, ____.


                                                   ADVANTA NATIONAL BANK USA,
                                                     as Servicer



                                                   By:
                                                      ------------------------
                                                      Servicing Officer

                                                                       EXHIBIT C
                                                                   TO SUPPLEMENT





                 FORM OF MONTHLY CERTIFICATEHOLDER'S STATEMENT
                 (To be delivered by the Paying Agent on behalf
                    of the Trustee on each Distribution Date
                 pursuant to Section 5.2(b) of the Supplement)

                           ADVANTA NATIONAL BANK USA

                         ------------------------------

                      ADVANTA CREDIT CARD MASTER TRUST II
                                 SERIES 1996-E

                         ------------------------------

                 Under the Amended and Restated Pooling and Servicing Agreement dated as of December 1, 1993, and as amended and restated on May 23, 1994, and as amended by Amendment Number 1 dated as of July 1, 1994, by and between Advanta National Bank USA, a national banking association organized under the laws of the United States ("AUS"), as Seller and Servicer, and Bankers Trust Company, as Trustee (the "Trustee"), and as further amended by Amendment Number 2 dated as of October 6, 1995 among AUS, as Seller and Servicer, Advanta National Bank ("ANB" and, together with AUS, the "Banks") as seller (in such capacity, a "Seller" and together with AUS as Seller, the "Sellers") and the Trustee (as amended from time to time, the "Amended and Restated Pooling and Servicing Agreement"), as supplemented by the Series 1996-E Supplement dated as of November 1, 1996 (the "Supplement," and together with the Pooling and Servicing Agreement, the "Agreement"), between the Banks and the Trustee. AUS, as Servicer, is required to prepare certain information each month regarding current distributions to all Series 1996-E Certificateholders. This statement relates to the ____________ Distribution Date (the "Distribution Date") and the performance of the ADVANTA Credit Card Master Trust II (the "Trust") during the prior Monthly Period (the "Monthly Period"). Certain of the information is presented on the basis of an original principal amount of $1,000 per Series 1996-E Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Agreement.

 1.         The total amount of the distribution on the Distribution Date per
            $1,000 original principal amount of the Class A Certificates  . . . .    $__________

 2.         The total amount of the distribution on the Distribution Date per
            $1,000 original principal amount of the Class B Certificates  . . . .    $__________
 3.         The amount of the distribution set forth in paragraph 1 above in respect of principal per $1,000 original principal amount of the
            Class A Certificates  . . . . . . . . . . . . . . . . . . . . . . . .    $__________
 4.         The amount of the distribution set forth in paragraph 2 above in respect of principal per $1,000 original principal amount of the
            Class B Certificates  . . . . . . . . . . . . . . . . . . . . . . . .    $__________
 5.         The amount of the distribution set forth in paragraph 1 above in respect of interest per $1,000 original principal amount of the Class
            A Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .    $__________
 6.         The amount of the distribution set forth in paragraph 2 above in respect of interest per $1,000 original principal amount of the Class
            B Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .    $__________
 7.         The aggregate amount of Collections of Receivables processed for the prior Monthly Period which were allocated
            in respect of Series 1996-E . . . . . . . . . . . . . . . . . . . . .    $__________
 8.         The aggregate amount of Collections of Principal Receivables processed during the prior Monthly Period and allocated
            in respect of Series 1996-E . . . . . . . . . . . . . . . . . . . . .    $__________
 9.         The aggregate amount of Reallocated Principal Collections with
            respect to the prior Monthly Period . . . . . . . . . . . . . . . . .    $__________
 10.        The aggregate amount of Collections of Finance Charge Receivables processed during the prior Monthly Period and allocated in respect of
            the Class A Certificates  . . . . . . . . . . . . . . . . . . . . . .    $__________
 11.        The aggregate amount of Collections of Finance Charge Receivables processed during the prior Monthly Period and allocated in respect of
            the Class B Certificates  . . . . . . . . . . . . . . . . . . . . . .    $__________
 12.        The Principal Allocation Percentage(s) during the prior Monthly
            Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    ____% [Dates]
                                                                                     ____% [Dates]

 13.        The Floating Allocation Percentage(s) during the prior Monthly Period    ____% [Dates]
                                                                                     ____% [Dates]

 14.        The aggregate outstanding balance of Accounts which are 30, 60, 90,      $__________
            120, 150 and 180 or more days delinquent as of the end of the prior      $__________
            Monthly Period is . . . . . . . . . . . . . . . . . . . . . . . . . .    $__________
                                                                                     $__________
                                                                                     $__________
                                                                                     $__________
 15.        The Class A Investor Default Amount for the prior Monthly Period is .    $__________
 16.        The Class B Investor Default Amount for the prior Monthly Period is .    $__________
 17.        The Collateral Default Amount for the prior Monthly Period  . . . . .    $__________
 18.        The aggregate amount of Class A Investor Charge-Offs for the prior
            Monthly Period is . . . . . . . . . . . . . . . . . . . . . . . . . .    $__________
 19.        The aggregate amount of Class B Investor Charge-Offs for the prior
            Monthly Period is . . . . . . . . . . . . . . . . . . . . . . . . . .    $__________
 20.        The aggregate amount of Collateral Charge-Offs for the prior Monthly
            Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $__________
 21.        The aggregate amount of Class A Investor Charge-Offs reimbursed on
            the Distribution Date is  . . . . . . . . . . . . . . . . . . . . . .    $__________
 22.        The aggregate amount of Class B Investor Charge-Offs reimbursed on
            the Distribution Date is  . . . . . . . . . . . . . . . . . . . . . .    $__________
 23.        The aggregate amount of Collateral Charge-Offs reimbursed on the
            Distribution Date   . . . . . . . . . . . . . . . . . . . . . . . . .    $__________
 24.        The amount of the Class A Servicing Fee for the prior Monthly Period
            is  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $__________
 25.        The amount of the Class B Servicing Fee for the prior Monthly Period
            is  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $__________
 26.        The amount of Collateral Servicing Fee for the prior Monthly Period
            is  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $__________
 27.        The amount of Servicer Interchange for the prior Monthly Period . . .    $__________
 28.        The Class A Investor Amount after giving effect to any payments on
            the Distribution Date is  . . . . . . . . . . . . . . . . . . . . . .    $__________
 29.        The Class A Invested Amount after giving effect to any payments on
            the Distribution Date is  . . . . . . . . . . . . . . . . . . . . . .    $__________

 30.        The Class B Investor Amount after giving effect to any payments on
            the Distribution Date is  . . . . . . . . . . . . . . . . . . . . . .    $__________
 31.        The Class B Invested Amount after giving effect to any payments on
            the Distribution Date is  . . . . . . . . . . . . . . . . . . . . . .    $__________
 32.        The amount, if any, by which the outstanding principal balance of the Class A Certificates exceeds the Class A Investor Amount after
            giving effect to any activity on the Distribution Date is . . . . . .    $__________
 33.        The amount, if any, by which the outstanding principal balance of the Class B Certificates exceeds the Class B Investor Amount after
            giving effect to any activity on the Distribution Date is . . . . . .    $__________
 34.        The Available Cash Collateral Amount as of the close of business on
            the Distribution Date is  . . . . . . . . . . . . . . . . . . . . . .    $__________
 35.        The Collateral Interest as of the close of business on the
            Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . .    $__________
 36.        The amount on deposit in the Cash Collateral Account as of the close
            of business on the Distribution Date is . . . . . . . . . . . . . . .    $__________
 37.        The amount on deposit in the Principal Funding Account as of the
            close of business on the Distribution Date is   . . . . . . . . . . .    $__________
 38.        The amount on deposit in the Pre-Funding Account as of the close of
            business on the Distribution Date is  . . . . . . . . . . . . . . . .    $__________
 39.        The amount on deposit in the Reserve Account as of the close of
            business on the Distribution Date is  . . . . . . . . . . . . . . . .    $__________
 40.        The amount by which the Net Portfolio Yield for the prior Monthly
            Period exceeds the Base Rate for such Monthly Period  . . . . . . . .    $__________

 41.        The Net Portfolio Yield for the prior Monthly Period is . . . . . . .    $__________
 42.        The Base Rate for the Prior Monthly Period is . . . . . . . . . . . .    $__________
 43.        The amount of Interchange with respect to the prior Monthly Period is    $__________
 44.        The Deficit Controlled Amortization Amount (after giving effect to
            any activity on the Distribution Date)  . . . . . . . . . . . . . . .    $__________


                                                   ADVANTA NATIONAL BANK USA,
                                                     as Servicer



                                                   By:
                                                      ------------------------
                                                      Title: